THIS PLACEMENT MEMORANDUM IS NOT TO BE SHOWN OR GIVEN TO ANY PERSON OTHER THAN THE PERSON WHOSE NAME APPEARS BELOW AND IT IS NOT TO BE COPIED OR OTHERWISE REPRODUCED IN ANY MANNER WHATSOEVER. FAILURE TO COMPLY WITH THIS DIRECTIVE CAN RESULT IN A VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

                           BUSINESS LOAN CENTER, INC.

       BUSINESS LOAN CENTER SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES,
                                  SERIES 1998-1

                       $24,316,729.85 Class A Certificates

                        CONFIDENTIAL PLACEMENT MEMORANDUM

                                December 28, 1998

The United States Small Business Administration (the "SBA") neither guarantees the Certificates offered hereby, the beneficial ownership interest in the Trust Fund represented thereby or the Unguaranteed Interest in the SBA Loans that constitute the assets of such Trust Fund, nor does the SBA have any direct or indirect obligation to the Trust Fund or the Certificateholders. The SBA has not approved or disapproved of the Certificates and the SBA has not passed upon the accuracy or adequacy of this Confidential Placement Memorandum.

This numbered copy is for the exclusive use of the person named below, and should be returned to Rothschild Inc. immediately upon request.

-------------------------                           -----------------------
         Name                                       Copy No. (Shown in Red)

If the above number does not appear in red, there is a presumption that this Placement Memorandum has been improperly reproduced and circulated, in which case Rothschild Inc. and Business Loan Center, Inc. disclaim any responsibility for its contents and use.

No person has been authorized to give any information or to make any representations other than those contained in this Placement Memorandum and, if given or made, such information or representations must not be relied upon. The delivery of this Placement Memorandum at any time does not imply that the information contained herein is correct as of any time subsequent to its date, or that there has been no change in the matters discussed herein.

The Class A Certificates are being offered by the Placement Agent only to a limited number of "Qualified Institutional Buyers" as defined in Rule 144A under the Securities Act and institutional "Accredited Investors" as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act, that are willing and able to conduct an independent investigation of the risks involved with ownership of the Class A Certificates.

The information contained herein is confidential and may not be reproduced in whole or in part. Rothschild Inc. and Business Loan Center, Inc. will, upon request, make available such other information as may be reasonably requested.

                                 ROTHSCHILD INC.
                                 Placement Agent

                        CONFIDENTIAL PLACEMENT MEMORANDUM

                           BUSINESS LOAN CENTER, INC.

       BUSINESS LOAN CENTER SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES,
                                  SERIES 1998-1

                       $24,316,729.85 Class A Certificates

                  The Class A Certificates offered hereby (the "Class A Certificates") evidence the senior beneficial ownership interest in a trust fund (the "Trust Fund") created by Business Loan Center, Inc. (the "Seller"). The Trust Fund consists primarily of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in a pool of loans (collectively, the "SBA Loans") which are partially guaranteed by the U.S. Small Business Administration (the "SBA"). The Unguaranteed Interests in additional SBA Loans (the "Subsequent SBA Loans") may be purchased by the Trust from the Seller from time to time on or before the close of business on March 26, 1999 from funds, if any, on deposit in the Pre-Funding Account. On the Closing Date (as defined herein), an aggregate cash amount of approximately $5,000,000 will be deposited into the Pre-Funding Account.

                  Except for less than approximately 1.0% of the SBA Loans (by principal balance of Unguaranteed Interests as of the Statistical Calculation
Date), each SBA Loan was, and each Subsequent SBA Loan will have been, originated by the Seller in accordance with the Seller's underwriting criteria described in this Placement Memorandum under "The SBA Loan Lending Program of the Seller-Underwriting Criteria for SBA ss. 7(a) Loans." The SBA Loans will be serviced by the Seller (in such capacity, the "Servicer").

                  In addition to the Class A Certificates, the Trust Fund is issuing Class B Certificates (the "Class B Certificates" and together with the Class A Certificates, the "Certificates"). The Class B Certificates initially will be transferred to and held by a special purpose entity owned by the Seller and are not being offered hereby. The Class B Certificates are subordinate to the Class A Certificates to the extent described herein.

                  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of December 23, 1998 (the "Agreement"), between the Seller and Marine Midland Bank, as trustee (the "Trustee"). Interest will accrue on the Certificates at an adjustable rate as described herein.

                  SEE "RISK FACTORS" HEREIN FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CLASS A CERTIFICATES.


                  This Placement Memorandum has been prepared by the Seller solely for the purpose of offering the Class A Certificates described herein, and has been reviewed and approved by the Seller. Rothschild Inc. makes no representation as to its accuracy or completeness. Except as specifically indicated, no information is included herein that relates to events occurring after the date hereof. The information contained herein is confidential and may not be reproduced in whole or in part. The Seller will, upon request, make available such other information as may be reasonably requested.

                  No person has been authorized to give any information or to make any representations other than those contained in this Placement Memorandum and, if given or made, such information or representations must not be relied upon. This Placement Memorandum does not constitute an offer to sell or a solicitation of an offer to buy the Class A Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Placement Memorandum at any time does not imply that information herein is correct as of any time subsequent to its date.

                  THE CLASS A CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER OR ANY OF ITS AFFILIATES. THE CLASS A CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND, EXCEPT FOR THE EXCESS SPREAD, NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING UNGUARANTEED INTERESTS OF THE SBA LOANS WILL BE INSURED OR GUARANTEED BY THE SBA, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. NEITHER THE SBA NOR ANY OTHER GOVERNMENTAL AGENCY HAS PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PLACEMENT MEMORANDUM.

                  THE OBLIGATIONS OF THE PARTIES TO THE TRANSACTIONS CONTEMPLATED HEREIN ARE SET FORTH IN AND WILL BE GOVERNED BY CERTAIN DOCUMENTS DESCRIBED HEREIN, AND ALL OF THE STATEMENTS AND INFORMATION CONTAINED HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH DOCUMENTS. THIS PLACEMENT MEMORANDUM CONTAINS SUMMARIES, WHICH THE SELLER BELIEVES TO BE ACCURATE, OF CERTAIN OF THESE DOCUMENTS, BUT FOR A COMPLETE DESCRIPTION OF THE RIGHTS AND OBLIGATIONS SUMMARIZED THEREIN, REFERENCE IS HEREBY MADE TO THE ACTUAL DOCUMENTS, COPIES OF WHICH ARE AVAILABLE FROM ROTHSCHILD INC.

                  THE CLASS A CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                  THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CLASS A
CERTIFICATES OFFERED HEREBY, OR AN OFFER OF SUCH CLASS A CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL.

                  IT IS EXPECTED THAT INVESTORS INTERESTED IN PURCHASING CLASS A CERTIFICATES WILL CONDUCT THEIR OWN INDEPENDENT INVESTIGATION OF THE RISKS POSED BY AN INVESTMENT IN THE CLASS A CERTIFICATES.

                  THE CLASS A CERTIFICATES WILL BE OFFERED ONLY TO "QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR OTHER INSTITUTIONAL INVESTORS THAT ARE "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a)(1)-(3) OR (7) UNDER THE SECURITIES ACT) TO WHOM THIS PLACEMENT MEMORANDUM HAS BEEN FURNISHED, AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES OR "BLUE SKY" LAWS AND ARE BEING OFFERED AND SOLD IN

RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS, IN PARTICULAR THAT PROVIDED BY SECTION 4(2) UNDER THE SECURITIES ACT. EACH PURCHASER OF A CLASS A CERTIFICATE WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS AS DESCRIBED HEREIN UNDER "NOTICE TO INVESTORS." THERE IS NO MARKET FOR THE CLASS A CERTIFICATES BEING OFFERED HEREBY AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. RESALES OF CLASS A CERTIFICATES MAY BE MADE ONLY (1) IN CERTIFICATED FORM (A) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144(A), OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1)-(3) OR (7) UNDER THE SECURITIES ACT, IN EACH CASE, SUBJECT TO THE REQUIREMENTS DESCRIBED HEREIN CONCERNING THE DELIVERY TO THE TRUSTEE OF A CERTIFICATION OR OPINION OF COUNSEL, (2) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (3) PURSUANT TO A VALID REGISTRATION STATEMENT. ALL TRANSFERS OF THE CLASS A CERTIFICATES ARE SUBJECT TO CERTAIN OTHER RESTRICTIONS AS DESCRIBED HEREIN.

                  THIS PLACEMENT MEMORANDUM IS DELIVERED ON A CONFIDENTIAL BASIS FOR USE SOLELY IN CONNECTION WITH AN OFFERING EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE REPRODUCED OR USED, IN WHOLE OR IN PART, FOR ANY OTHER PURPOSE OR FURNISHED TO ANY OTHER PERSON.

                  PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PLACEMENT MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE TRUST, THE SELLER, ANY AFFILIATE THEREOF OR ANY OF THEIR OFFICERS, EMPLOYEES OR AGENTS AS INVESTMENT, LEGAL, ACCOUNTING, REGULATORY OR TAX ADVICE. PRIOR TO PURCHASING ANY CLASS A CERTIFICATE, A PROSPECTIVE PURCHASER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, ACCOUNTING, REGULATORY AND TAX ADVISERS TO DETERMINE THE APPROPRIATENESS AND CONSEQUENCES OF AN INVESTMENT IN THE CLASS A CERTIFICATES IN ITS SPECIFIC CIRCUMSTANCES AND ARRIVE AT AN INDEPENDENT EVALUATION OF THE INVESTMENT BASED ON, AMONG OTHER THINGS, ITS OWN VIEWS AS TO THE RISKS
ASSOCIATED WITH THE SBA LOANS, WHICH WILL AFFECT THE RETURN ON THE CLASS A CERTIFICATES.

                  NOTICE TO NEW HAMPSHIRE RESIDENTS: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR LICENSE HAS BEEN FILED UNDER NEW HAMPSHIRE REVISED STATUTES ANNOTATED, CHAPTER 421-B ("RSA 421-B") WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR

TRANSACTION.  IT IS UNLAWFUL TO MAKE,  OR CAUSE TO BE MADE,  TO ANY  PROSPECTIVE
PURCHASER,   CUSTOMER  OR  CLIENT  ANY  REPRESENTATION   INCONSISTENT  WITH  THE
PROVISIONS OF THIS PARAGRAPH.

                  No election will be made to treat the Trust Fund as a REMIC. It is expected that the Trust Fund will be classified as a "grantor trust" for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

                  The Class A Certificates are offered subject to prior sale, withdrawal, cancellation or modification without notice. It is a condition to their offering that the Class A Certificates receive the rating set forth under "SUMMARY OF MEMORANDUM - Rating" herein and that certain other legal conditions are met.

                  THERE MAY BE RESTRICTIONS ON THE ABILITY OF CERTAIN INVESTORS, INCLUDING DEPOSITORY INSTITUTIONS, EITHER TO PURCHASE CLASS A CERTIFICATES OR TO PURCHASE CLASS A CERTIFICATES REPRESENTING MORE THAN A SPECIFIED PERCENTAGE OF THE INVESTOR'S ASSETS. INVESTORS SHOULD CONSULT THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE CLASS A CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS.

                  It is expected that delivery of the Class A Certificates will be made in certificated form on or about December 30, 1998.

                              AVAILABLE INFORMATION

         To permit compliance with Rule 144A under the Securities Act in connection with the sales of the Class A Certificates, the Servicer will be required under the Pooling and Servicing Agreement, for so long as any Class A Certificate is a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act, to provide, upon request of a holder of a Class A Certificate, to such holder and a prospective purchaser designated by such holder, the information which is required to be delivered under Rule 144A(d)(4) under the Securities Act.


                           Business Loan Center, Inc.

                                December 28, 1998

                                TABLE OF CONTENTS

                                                               Page

SUMMARY OF MEMORANDUM......................................       8

RISK FACTORS...............................................      28

USE OF PROCEEDS............................................      34

THE SBA LOAN POOL..........................................      34

THE SBA LOAN PROGRAM.......................................      57

YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS..............      58

THE SELLER.................................................      61

THE SBA LOAN LENDING PROGRAM OF THE SELLER.................      62

DESCRIPTION OF THE AGREEMENT AND THE CERTIFICATES..........      69

THE TRUSTEE................................................      88

CERTAIN LEGAL MATTERS RELATING TO THE SBA LOANS............      89

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................      93

ERISA CONSIDERATIONS.......................................      98

PLACEMENT..................................................     102

NOTICE TO INVESTORS........................................     102

LEGAL INVESTMENT...........................................     104

RATING.....................................................     104

LEGAL MATTERS..............................................     104

FINANCIAL INFORMATION......................................     104

INDEX OF PRINCIPAL TERMS...................................     106

CERTAIN DEFINITIONS........................................     110

                              SUMMARY OF MEMORANDUM

                  The following summary is qualified in its entirety by more detailed information appearing elsewhere in this Confidential Placement Memorandum (the "Memorandum"). Capitalized terms used but not defined elsewhere in this Memorandum have the meanings assigned to such terms under "Certain Definitions." Unless otherwise noted, all statistical percentages and all dollar amounts in this Memorandum are measured by the aggregate principal balances of the SBA Loans, the Unguaranteed Interests or the Guaranteed Interests (each as defined below under "--Trust Fund Assets"), as the case may be, at the close of business on the Statistical Calculation Date (as defined below under "--Trust Fund Assets").

Securities..................     Business Loan Center SBA Loan-Backed Adjustable
                                 RateCertificates,  Series 1998-1,  Class A (the
                                 "Class   A   Certificates)."    The   Class   A
                                 Certificates will be issued in an aggregate initial principal amount (the "Initial Class A
                                 Certificate Principal Amount") of approximately
                                 $24,316,729.85.

                                 In addition to the Class A Certificates, the Trust Fund is issuing Class B Certificates (the "Class B Certificates" and together with the Class A Certificates, the "Certificates") in the aggregate initial principal amount (the "Initial Class B Principal Amount") of approximately $2,114,498.25. The Class B Certificates initially will be transferred to and held by a special purpose entity owned by the Seller and are not being offered hereby. Any information contained herein concerning the Class B Certificates is included only to provide a better understanding of the Class A Certificates.

                                 The Class B Certificates are subordinate to the Class A Certificates in the right to receive payments of interest and principal. See "Description of the Agreement and the Certificates--Flow of Funds" herein.

                                 The Certificates represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") formed pursuant to a Pooling and Servicing Agreement (the "Agreement") between Business Loan Center, Inc., as seller and servicer of the SBA Loans (in such capacities the "Seller" and the "Servicer," respectively), and Marine Midland Bank, as trustee (the "Trustee").

Denominations.................   The  Class A  Certificates  will be  issued  in
                                 minimum   denominations  of  $100,000  original
                                 principal  amount  and  integral  multiples  of
                                 $1,000 in excess thereof, except that one Class
                                 A   Certificate   may   be   in   a   different
                                 denomination   so   that   the   sum   of   the
                                 denominations   of  all  outstanding   Class  A
                                 Certificates  shall equal the Original  Class A
                                 Certificate   Principal   Balance.    Class   A
                                 Certificates  will be issued in physical  form.
                                 See  "Description  of  the  Agreement  and  the

                                 Certificates--Registration     of    Class    A
                                 Certificates" herein.

Trust Fund Assets............    The Trust Fund will  consist  primarily  of the
                                 right  to  receive  all   payments   and  other
                                 recoveries  attributable  to  the  Unguaranteed
                                 Interests (as defined below) in a pool of loans
                                 (the "SBA Loan  Pool")  made to small  business
                                 concerns  pursuant to Section 7(a) of the Small
                                 Business  Act, as amended,  and Title 13 of the
                                 Code  of   Federal   Regulations,   as  amended
                                 ("SBAss.7(a)").  Such  Loans  are  referred  to
                                 herein as either the "SBAss. 7(a) Loans" or the
                                 "SBA   Loans."   The  SBAss.   7(a)  Loans  are
                                 partially guaranteed by the U.S. Small Business
                                 Administration  (the "SBA") pursuant to a Small
                                 Business Administration Loan Guaranty Agreement
                                 (Deferred  Participation) (SBA Form 750), dated
                                 March  27,  1997 and a  Supplemental  Guarantee
                                 Agreement  Preferred  Lender  Program (SBA Form
                                 1347), dated August 1, 1997, (SBA Form 1347) by
                                 and  between  the  Seller  and  the  SBA,   and
                                 pertinent  SBA  regulations  found at 13 C.F.R.
                                 Part 120.

                                 As to any SBA ss. 7(a) Loan, the right to receive the guaranteed portion of the principal balance thereof together with interest thereon at a per annum rate in effect from time to time (which rate is less than the rate paid by the obligor on the related SBA ss. 7(a) Loan (the "Obligor")) and the fee (the "FTA's Fee") payable to the SBA's fiscal and transfer agent (the "FTA") is referred to herein as the "Guaranteed Interest." With respect to SBA ss. 7(a) Loans for which the Guaranteed Interests were sold in the secondary market on or after September 1, 1993 (unless the related SBA ss. 7(a) Loan was approved by the SBA on or after October 12, 1995) and SBA ss. 7(a) Loans approved by the SBA on or after October 12, 1995, regardless of whether they were sold in the secondary market (the "Additional Fee SBA Loans"), a fee equal to 40 basis points or 50 basis points, respectively, per annum on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loans (the "Additional Fee") is required to be paid by the Seller to the SBA. Although such Additional Fee is the responsibility of the Seller, the Additional Fee will be funded from the interest from the related Obligor on the SBA ss. 7(a) Loans. Accordingly, any such Additional Fee will reduce the Excess Spread (as defined herein) on the related SBA Loan which would otherwise have been available as credit enhancement for the Certificates. The Guaranteed Interest varies from SBA ss. 7(a) Loan to SBA ss. 7(a) Loan, is not included in the Trust Fund and Certificateholders have no right or interest therein. As described herein, the portion of the principal guaranteed by the SBA for each SBA ss. 7(a) Loan varies depending upon the program under which such SBA ss. 7(a) Loan was originated. However, the SBA imposes a maximum per borrower guaranty of $750,000. See "The SBA Loan Program."

                                 Pursuant to policies of the SBA, the Servicer is required to retain for each SBA ss. 7(a) Loan an amount equal to 0.60% per annum on the outstanding balance of the related Guaranteed Interest (such amount is referred to herein as the "Premium Protection Fee" for the related SBA ss. 7(a) Loan). The Premium Protection Fee is not included in the Trust Fund and Certificateholders have no right or interest therein.

                                 The "Unguaranteed Interest" will equal all payments and other recoveries on such SBA ss. 7(a) Loan not constituting the Guaranteed Interest or the Premium Protection Fee therein. As stated above, the interest accrued on the guaranteed portion of the principal balance of each SBA ss. 7(a) Loan exceeds the sum of the interest payable to the holder of the Guaranteed Interest, the FTA's Fee, the Premium Protection Fee and, with respect to the Additional Fee SBA Loans, the Additional Fee. Such excess (the "Excess Spread"), which is guaranteed by the SBA for up to 120 days of accrued interest, is included in the Unguaranteed Interest and will be available to pay interest and principal on the Certificates, the Servicing Fee to the Servicer and to fund the Spread Account (as defined under "--Spread Account" herein) as described under "--Spread Account" herein.

                                 The "Unguaranteed Percentage" will equal the fraction, expressed as a percentage, the numerator of which is the principal portion of the Unguaranteed Interest as of the Cut-Off
                                 Date and the denominator of which is the outstanding principal balance of such SBA ss. 7(a) Loan as of the Cut-Off Date. The Unguaranteed Percentage for any given loan will not change over time.

                                 The "Cut-Off Date" is (i) with respect to the Unguaranteed Interests relating to the SBA Loans transferred to the Trust on the Closing Date, December 23, 1998 and (ii) with respect to the Unguaranteed Interests relating to the Subsequent Loans, the first day of the month in which such Unguaranteed Interests are transferred to the Trust (each, a "Subsequent Transfer Date").

                                 As of the close of business on the Cut-Off Date, the aggregate principal amount of the Unguaranteed Interests of the SBA ss. 7(a)

                                 Loans expected to be delivered to the Trustee on the Closing Date equaled approximately $21,431,228.10 (the "Original Pool Principal Balance").

Seller......................     Business Loan Center,  Inc. (the "Seller") is a
                                 Delaware  corporation with  headquarters in New
                                 York,   New   York.   Except   for  less   than
                                 approximately   1.0%  of  the  SBA   Loans  (by
                                 principal balance of Unguaranteed  Interests as
                                 of the Statistical  Calculation  Date),  all of
                                 the SBAss.  7(a) Loans were  originated  by the
                                 Seller or its  predecessors.  The  Seller  will
                                 deposit  into  the  Trust  Fund  the  right  to
                                 receive the Unguaranteed  Interests (net of the
                                 related   servicing   fee)  in  the  SBA  Loans
                                 originated or acquired by it and will make representations and warranties with respect to such SBA Loans.

Servicer....................     Business Loan Center, Inc. will service the SBA
                                 Loans in accordance with the terms of the Agreement and the SBA Rules and Regulations and the Multi-Party Agreement (as defined below under "--Multi-Party Agreement").

Trustee......................    Marine    Midland   Bank,   a   trust   company
                                 headquartered in Buffalo, New York, will be the Trustee. In the Agreement, the Trustee will agree to act as successor servicer if the Servicer can no longer serve in such capacity.

Document Custodians..........    The  promissory  notes  evidencing  the SBA ss.
                                 7(a) Loans (the "Notes") will be held by SBA's fiscal and transfer agent (the "FTA") pursuant to the Multi-Party Agreement. The FTA will be liable solely to the SBA for the FTA's gross negligence or malfeasance.

                                 All other documents to be delivered by the Seller with respect to the SBA Loans will be delivered to and held by the Trustee pursuant to the Agreement. See "Description of the Agreement and the Certificates" herein.

Interest Accrual Period......    With  respect  to  each   Remittance  Date  (as
                                 defined below under  "--Remittance  Date"), the
                                 "Interest  Accrual  Period"  will be the period
                                 commencing   on  the  15th  day  of  the  month
                                 preceding  such  Remittance  Date and ending on
                                 the  14th day of the  month of such  Remittance
                                 Date.   However,   for  the   Remittance   Date
                                 occurring in January 1999, (which will be the first Remittance Date) the Interest Accrual
                                 Period will be the period commencing on the Closing Date and ending on January 14, 1999.

Pre-Funding Account...........   On the Closing  Date,  cash in an amount not to
                                 exceed     approximately     $5,000,000    (the
                                 "Pre-Funded Amount") will be deposited on the Closing Date into the Pre-Funding Account.

                                 Amounts in the Pre-Funding Account may be used only (i) to acquire the Unguaranteed Interests (net of the related Servicing Fee) in the Subsequent SBA Loans and (ii) to make accelerated payments of principal on the Certificates. During the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account, is less than $100,000, (ii) the date on which an Event of Default occurs under the Agreement or (iii) the close of business on March 26, 1999, amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase the Unguaranteed Interests in the Subsequent SBA
                                 Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Certificates. However, any Pre-Funded Amount remaining at the close of business on March 26, 1999 will be distributed as a principal prepayment on March 30, 1999 (the "Special Remittance Date") to the Certificates on a pro rata basis.

Capitalized Interest
Account..................        On the Closing Date,  the Seller also will make
                                 a cash deposit in an account (the  "Capitalized
                                 Interest   Account")   to  be  pledged  to  the
                                 Trustee.    The   amount   deposited   in   the
                                 Capitalized  Interest  Account  will be used by
                                 the Trustee on the Remittance  Dates  occurring
                                 in January  1999,  February 1999 and March 1999
                                 to fund the  excess,  if any, of (i) the amount
                                 of interest  accrued  for each such  Remittance
                                 Date at the weighted  average Class A and Class
                                 B  Remittance  Rates  on  the  portion  of  the
                                 Certificates    having    principal    balances
                                 exceeding   the   principal   balances  of  the
                                 Unguaranteed  Interests over (ii) the amount of
                                 any  earnings  on  funds  in  the   Pre-Funding
                                 Account  that are  available to pay interest on
                                 the  Certificates on each such Remittance Date.
                                 Any  amounts   remaining  in  the   Capitalized
                                 Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the Seller on such Special
                                 Remittance Date.

Available Funds..............    With  respect  to  each  Remittance  Date,  the
                                 "Available Funds" will equal the sum of (i) the
                                 Unguaranteed    Percentage   of   all   amounts
                                 (including any Excess Spread) received from any
                                 source  by  the  Servicer  or  any  Subservicer
                                 during  the  preceding   calendar   month  with
                                 respect to  principal  and  interest on the SBA
                                 Loans (net of the amount  payable to the holder
                                 of the Guaranteed Interest,  the FTA's Fee, the
                                 Premium  Protection Fee, the Additional Fee and
                                 the    Servicing    Fee   (as   defined   under
                                 "--Servicing  Fee"  herein)),  (ii) advances by
                                 the Servicer,  (iii) amounts to be  transferred
                                 from   the   Pre-Funding    Account   and   the
                                 Capitalized Interest Account with respect to the Remittance Dates in January 1999, February
                                 1999 and March 1999, (iv) amounts in the Spread
                                 Account  and  (v)  with  respect  to the  first
                                 Remittance Date sixteen days interest on the Original Pool Principal Balance.

Interest...................      To the  extent  there are funds  available  for
                                 distribution,   and   prior  to   payments   of
                                 principal to the Class A Certificateholders, on
                                 each    Remittance    Date    the    Class    A
                                 Certificateholders   (and  after   payments  of
                                 principal to the Class A Certificateholders and
                                 the funding of the Spread  Account,  as defined
                                 below) the Class B Certificateholders,  in that
                                 order,  will be  entitled  to receive  interest
                                 accrued for the related Interest Accrual Period
                                 at the adjustable  rate described  below on the
                                 Class A or Class B Certificate  Balance, as the
                                 case   may  be   (each   as   defined   below),
                                 outstanding    immediately    prior   to   such
                                 Remittance  Date. If, on any  Remittance  Date,
                                 the  Class  A or  Class B  Certificates  do not
                                 receive  the full  amount of  interest to which
                                 they  are  entitled,   such   shortfall,   plus
                                 interest thereon compounded monthly at the then
                                 applicable  Class A or Class B Remittance  Rate
                                 (each as defined  below),  will be added to the
                                 amount of interest they are entitled to receive
                                 on succeeding  Remittance Dates and paid in the
                                 priorities set forth under  "Description of the
                                 Agreement and the Certificates--Flow of Funds."
                                 The  aggregate  amounts of interest  payable to
                                 the  Class A and Class B  Certificates  on each
                                 Remittance  Date are  referred to herein as the
                                 "Class A Interest  Distribution Amount" and the
                                 "Class   B   Interest   Distribution   Amount,"
                                 respectively.

                                 Interest will accrue on the Certificates on the basis of a 360-day year consisting of twelve 30-day months at a per annum rate (the "Class A Remittance Rate" and "Class B Remittance Rate," respectively) equal to:

                                 Class A: During the initial Interest Accrual Period, 6.75% per annum. During each subsequent Interest Accrual Period, the Prime Rate (as defined below) in effect on the preceding Adjustment Date (as defined below) minus 1.00 % per annum, subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein.

                                 Class B: During the initial Interest Accrual Period, 6.95% per annum. During each subsequent Interest Accrual Period, the Prime Rate in effect on the preceding Adjustment Date minus 0.80% per annum, subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein.

                                 The Prime Rate will equal the lowest prime lending rate as published in the Money Rate Section of The Wall Street Journal for the applicable Adjustment Date.

                                 For the Interest Accrual Periods commencing in February, March and April, the "Adjustment Date" will be the first Business Day of the preceding January. For the Interest Accrual Periods commencing in May, June and July, the "Adjustment Date" will be the first Business Day of the preceding April. For the Interest Accrual Periods commencing in August, September and October, the "Adjustment Date" will be the first Business Day of the preceding July. For the Interest Accrual Periods commencing in November, December and January, the "Adjustment Date" will be the first Business Day of the preceding October.

                                 As stated above, the amount of interest paid on the Certificates on each Remittance Date is based upon the amount of interest due on the SBA Loans in the month preceding such Remittance Date. For each such monthly payment, the related SBA Loan Interest Rate on substantially all of the SBA Loans is based on the Prime Rate in effect for such SBA Loan in the month preceding the month such monthly payment is due. For example, the monthly payment due on substantially all of the SBA Loans in February 1999 will be based upon the Prime Rate in effect for such SBA Loan in January 1999 (which, for SBA Loans adjusting quarterly, generally will be the Prime Rate in effect on October 1, 1998). This monthly payment will be distributed to Certificateholders on the Remittance Date in March 1999. However, for the January 1999 Remittance Date, interest on the Class A and Class B Certificates will accrue based upon the Prime Rate in effect on the first Business Day of December 1998.

                                 Except for approximately 4.95% of the SBA Loans (by principal balance of Unguaranteed Interests as of the Statistical Calculation Date) which adjust monthly, each SBA Note will, with respect to principal payments, adjust quarterly and provide for a schedule of Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such SBA Note on its maturity date. As a result, the actual amount of interest distributed to the Certificateholders each month may be subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein.

                                 As of any date, the "Class A Certificate Balance" will equal the Class A Certificate Balance on the Closing Date reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal. The "Class B Certificate Balance" will be calculated in a similar manner.

Principal................        To the extent there are funds  remaining  after
                                 payment of interest on the Class A Certificates
                                 as described  above, on each  Remittance  Date,
                                 holders  of  the  Class  A  Certificates   will
                                 receive an amount equal to the lesser of (A) such remaining Available Funds and (B) the sum of (i) the Class A Principal Distribution
                                 Amount (as defined  below) and (ii) the Class A
                                 Carry-Forward Amount (as defined below).

                                 To the extent of the Available Funds remaining after payment of interest and payment of principal on the Class A Certificates, payments into the Spread Account (as defined below), and payments of interest on the Class B
                                 Certificates, holders of the Class B Certificates will receive an amount equal to the lesser of (A) such remaining Available Funds and (B) the sum of (i) the Class B Principal Distribution Amount (as defined below) and (ii) the Class B Carry-Forward Amount (as defined below).

                                 With respect to each Remittance Date, the "Class A Principal Distribution Amount" and the "Class B Principal Distribution Amount" will equal the Class A Percentage or the Class B Percentage (each as defined below), as the case may be, multiplied by the total of (i) the Unguaranteed Percentage of all payments and other recoveries of principal of an SBA Loan (net of amounts reimbursable to the Servicer pursuant to the Agreement) received by the Servicer or any Subservicer in the immediately preceding calendar month (with respect to any Remittance Date, the "Due Period"), excluding amounts received relating to SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer to the extent that the Class A Certificateholders or the Class B Certificateholders, as the case may be, have previously received the Class A Percentage or the Class B Percentage, as the case may be, of the principal portion of the Unguaranteed Interest of such SBA Loans; (ii) the principal portion of any Unguaranteed Interest actually purchased by the Seller or the Servicer and actually received by the Trustee as of the related Determination Date; (iii) any adjustments with respect to substitutions of SBA Loans for which the Seller has breached a representation or warranty deposited in the Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the Unguaranteed Percentage of all losses on SBA Loans which were finally liquidated during the applicable Due Period; (v) the Unguaranteed Percentage of the then outstanding principal balance of any SBA Loan which, as of the first day of the related Due Period, has been delinquent for 24 months or has been determined to be uncollectible, in whole or in part, by the Servicer; and (vi) amounts, if any, released from the Pre-Funding Account on the January 1999, February 1999 and March 1999 Remittance Date.

                                 With respect to each Remittance Date, the "Class A Carry-Forward Amount" and the "Class B Carry-Forward Amount" will equal the aggregate amount, if any, by which (i) the Class A Principal Distribution Amount or the Class B Principal Distribution Amount, as the case may be, with respect to any preceding Remittance Date exceeded (ii) the amount of the actual principal distribution to the Class A Certificates or the Class B Certificates, as the case may be, on such Remittance Date.

                                 With respect to each Remittance Date, the "Class A Percentage" will equal approximately 92%, representing the beneficial ownership interest of the Class A Certificates in the Trust Fund.

                                 With respect to each Remittance Date, the "Class B Percentage" will equal approximately 8%, representing the beneficial ownership interest of the Class B Certificates in the Trust Fund.

                                 On each Remittance Date, Available Funds remaining after payment of interest and principal to the Class A Certificates will be deposited in the Spread Account and, to the extent amounts in the Spread Account would exceed the then applicable Specified Spread Account Requirement, such excess will be distributed, to pay interest and principal to the Class B Certificates, to pay the Trustee's fees and expenses, to pay the Servicer up to the Reimbursable Amounts, and then to the Spread Account Depositor (as defined under "--Spread Account"). See "--Spread Account" herein.

                                 The aggregate amount of principal payable with respect to each Class of Certificates on each Remittance Date as described above, together with interest as calculated above under "--Interest," constitutes the "Class A Remittance Amount" and the "Class B Remittance Amount," as the case may be, for such Remittance Date.

Subordination of Class B
  Certificates............       The  rights  of  the  holders  of the  Class  B
                                 Certificates  to  receive   distributions  with
                                 respect  to  interest  and  principal  will  be
                                 subordinated  to such  rights of the holders of
                                 the  Class  A   Certificates   to  the   extent
                                 described  above  under   "--Securities."  This
                                 subordination   is   intended  to  enhance  the
                                 likelihood of regular receipt by holders of the
                                 Class A  Certificates  of the  full  amount  of
                                 their  scheduled  monthly  payments of interest
                                 and principal, and to afford the holders of the
                                 Class A  Certificates  a measure of  protection
                                 against losses  resulting  from  liquidated SBA
                                 Loans   equal  to  (i)  the   amount  of  funds
                                 remaining in the Spread Account after payment of interest on the Class A Certificates and
                                 (ii) the then  outstanding  Class B Certificate
                                 Balance.

Remittance Date..........        Distributions  to  Certificateholders  will  be
                                 made on the 15th day of each month, or, if such
                                 day is not a business  day,  on the  succeeding
                                 business  day,   commencing  January  15,  1999
                                 (each,  a "Remittance  Date").  Any  Pre-Funded
                                 Amount  remaining  at the close of  business on
                                 the March  1999  Determination  Date  (together
                                 with accrued interest thereon at the applicable
                                 Remittance  Rates) will be distributed by or on
                                 behalf of the Trustee on the Special Remittance
                                 Date to the Class A and Class B Certificates on
                                 a pro rata  basis.  Such  distribution  will be
                                 made  to  each   persons   in   whose   name  a
                                 Certificate   of  the   applicable   Class   is
                                 registered on February 28, 1999.

                                 The last scheduled Remittance Date for the Certificates is January 2025. It is expected that the actual last Remittance Date for each Class of Certificates will occur significantly earlier than such scheduled Remittance Date. See "Yield, Maturity, and Prepayment Considerations" herein.

Record Date..............        Distributions on the Certificates  will be made
                                 by  or  on  behalf  of  the   Trustee  on  each
                                 Remittance  Date to each person in whose name a
                                 Certificate  is  registered  on the last day of
                                 the  preceding   calendar  month  (the  "Record
                                 Date").

Closing Date..............       December 30, 1998

Spread Account............
                                 Business Loan Center Financial Corp. II, a special purpose, bankruptcy remote Delaware corporation (the "Spread Account Depositor") will establish a reserve account (the "Spread Account") with the Trustee. The Spread Account will not be a part of the Trust Fund but will be pledged to the Trustee as security for the obligations of the Spread Account Depositor under the Agreement pursuant to an agreement (the "Spread Account Agreement") between the Spread Account Depositor and the Trustee.

                                 On the Closing Date, the Spread Account Depositor will make an initial cash deposit into the Spread Account in an amount equal to 2.5% of the Original Pool Principal Balance (the "Initial Deposit"). Thereafter, on each Remittance Date the Trustee will deposit into the Spread Account the cash, if any, remaining after payment of interest and principal to the holders of the Class A Certificates as described above under "--Interest" and "--Principal," until the aggregate amount then on deposit in the Spread Account (the "Spread Balance") equals the sum of (i) the then outstanding principal balance of the Unguaranteed Interests of all SBA Loans 180 days or more delinquent and (ii) the greater of
                                 (a) 5.0% of the then outstanding aggregate principal balance of the Unguaranteed Interests of all the SBA Loans, or (b) 2.5% of the Original Pool Principal Balance; provided, however, that for purposes of clauses (i) and
                                 (ii)(a), there shall be excluded the principal portion of the Unguaranteed Interest of SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer, to the extent that the Certificateholders have previously received the principal portion of the Unguaranteed Interest of such SBA Loans; provided, however, that in no event shall the Spread Account Balance exceed the then outstanding Class A Certificate Balance (such amount is referred to herein as the "Specified Spread Account Requirement").

                                 Amounts, if any, on deposit in the Spread Account will be available to be applied to payments of interest and principal on the Class A Certificates on any Remittance Date. In addition, amounts in excess of the Specified Spread Account Requirement will be available to make distributions of interest and principal on the Class B Certificates, to pay the Trustee fee and expenses, to pay the Servicer up to the Reimbursable Amounts and any remaining amounts will be released to the Spread Account Depositor on any Remittance Date.

                                 The Spread Account Depositor will not be required to refund any amounts previously properly distributed to it, regardless of whether there are sufficient funds on a subsequent Remittance Date to make a full distribution to holders of the Class A Certificates on such Remittance Date.

                                 The funding and maintenance of the Spread Account is intended to enhance the likelihood of timely payment of principal and interest to the holders of the Class A Certificates;
                                 however, if the SBA Loan Pool experiences levels of delinquencies and losses above certain scenarios, the Spread Account could be depleted, and shortfalls could result. See "Risk Factors--Spread Account," "Description of the Agreement and the Certificates--Spread Account" and "Ratings" herein.

The SBA Loan Pool.............
                                 The statistical information presented in this Confidential Placement Memorandum concerning the SBA Loan Pool is based on its characteristics as of October 31, 1998 (the "Statistical Calculation Date"). The Loans transferred to the Trust Fund on the Cut-Off Date will include certain other SBA Loans, some of which may be originated after the Statistical Calculation Date but on or prior to the Cut-Off Date. While the statistical distribution of the final characteristics of all Loans transferred to the Trust Fund on the Cut-Off Date will vary from the statistical information presented in this Confidential Placement Memorandum, the Seller does not believe that the characteristics of the Loans as of the Cut-Off Date will vary materially from the information presented herein with respect to the Loans as of the Statistical Calculation Date. The Loans as of the Initial Cut-Off Date will meet certain eligibility criteria specified herein. See "The SBA Loan Pool" herein. Except for less than approximately 1.0% of the SBA Loans (by principal balance of Unguaranteed Interests as of the Statistical Calculation Date), all of the SBAss.7(a) Loans were originated by the Seller in accordance with the underwriting criteria described under "The SBA Loan Lending Program of the Seller--Underwriting Criteria for SBAss. 7(a) Loans." None of the SBAss. 7(a) Loans are balloon loans and each is fully amortizing in accordance with its terms. As of the Statistical Calculation Date, it is expected that the Trust Fund will contain the Unguaranteed Interest in approximately 101 SBAss. 7(a) Loans, approximately 59% of which SBAss. 7(a) Loans (by principal balance of the Unguaranteed Interests) are secured primarily by first liens on commercial real property used by the borrower or its affiliates in the conduct of their business. The remainder of SBAss. 7(a) Loans are secured primarily by second liens on commercial properties, by first and second liens on personal real estate, and by a combination of first and second liens on equipment, inventory and accounts receivables. As of the Statistical Calculation Date, the

                                 SBAss. 7(a) Loans were originated to businesses located in 20 states plus the District of Columbia, with approximately 16.94%, 7.33%, 23.11%, 5.76%, 9.71% and 5.76% (in each case measured by principal balance of Unguaranteed Interests as of the Statistical Calculation
                                 Date) originated to businesses located in Virginia, New York, Florida, Georgia, New Jersey and Oklahoma, respectively. See "The SBA Loan Program" herein.

                                 As of the Statistical Calculation Date, (i) the aggregate and average unpaid principal portion of the Unguaranteed Interests of the preliminary pool of the SBA ss. 7(a) Loans were approximately $19,491,552 and $192,986, respectively, (ii) the aggregate and average unpaid principal portion of the Guaranteed
                                 Interests of the preliminary pool of the SBA ss. 7(a) Loans were approximately $50,169,644 and $496,729, respectively, (iii) the maximum and minimum original principal portion of the Unguaranteed Interests of the preliminary pool of the SBA ss. 7(a) Loans were approximately $744,000 and $5,000, respectively, and (iv) the maximum and minimum original principal portion of the Guaranteed Interests of the preliminary pool of the SBA ss. 7(a) Loans were approximately $750,000 and $45,000, respectively. As of the Statistical Calculation Date, the aggregate original principal portion of the Unguaranteed Interests of the preliminary pool of the SBA ss. 7(a) Loans was approximately $19,603,987 and the aggregate original principal portion of the Guaranteed Interests of the preliminary pool of the SBA ss. 7(a) Loans was approximately $50,570,671.

                                 As of the Statistical Calculation Date, the preliminary pool of the SBA ss. 7(a) Loans bore interest at rates (each, a "Note Rate") which ranged from 10.25% to 11.25% per annum and the weighted average Note Rate was approximately 10.96% per annum. As of the Statistical
                                 Calculation Date, the preliminary pool of the SBA ss. 7(a) Loans had a weighted average age of approximately 6.27 months, a weighted average original term of approximately 278.98 months, a weighted average gross margin of approximately 2.70%, a weighted average combined current Loan-to-Value Ratio based on undiscounted collateral value (as described under "The SBA Loan Lending Program of the Seller") of approximately 65%. As of the Statistical Calculation Date, the weighted average Guaranteed Percentage of preliminary pool of the SBA ss. 7(a) Loans was approximately 70.33%. As of the Statistical Calculation Date, the weighted average Excess Spread, expressed as a percentage of the principal balances of the Unguaranteed

                                 Interests, was approximately 3.09% as of the Statistical Calculation Date. Such Excess Spread is in addition to the Extra Interest (as defined under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein) available from the unguaranteed portion of preliminary pool of the SBA ss. 7(a) Loans. 100% of SBA ss. 7(a) Loans (by principal balance of Unguaranteed Interests as of the Statistical Calculation
                                 Date) do not have a lifetime interest rate cap. See "The SBA Loan Pool" herein. The Subsequent SBA Loans in the aggregate will conform in all material respects to the characteristics described herein under "The SBA Loan Pool Subsequent SBA Loans."

Transfer of  Assets.........
                                 Each Note will be endorsed by the Seller by means of an allonge (i.e., a separate piece of paper attached to the Note) and delivered to the FTA. On or before the Closing Date (or the related Subsequent Transfer Date with respect to Subsequent SBA Loans), the FTA will acknowledge receipt of each such Note for each SBA Loan in the SBA Loan Pool and that each such Note has been endorsed as follows: "Pay to the order of Marine Midland Bank, and its successors and assigns, as trustee under that certain Pooling and Servicing Agreement dated as of December 23, 1998, for the benefit of the United States Small Business Administration and holders of Business Loan Center SBA Loan-Backed Certificates, Series 1998-1, Class A and Class B, as their respective interests may appear, without recourse."

                                 With respect to each SBA Loan in the SBA Loan Pool, the Seller will be required to deliver the following additional documentation to the Trustee at or prior to the Closing Date (or with respect to a Subsequent SBA Loan, in the case of (a) below, at or prior to the related transfer date):

                                 (a) For each SBA Loan secured by commercial real property or residential real property:

                                 (1)  Original  recorded  Mortgage,  or  if  the
                                 original is unavailable, a copy thereof certified to be true and complete by the Seller or as otherwise permitted by the Agreement.

                                 (2) Certified copy of the Assignment of the Mortgage endorsed as follows: "Marine Midland Bank, ("Assignee") its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of December 23, 1998, subject to the Multi-Party Agreement dated as of December 23, 1998." The original assignments will be transmitted by the Seller for recording promptly following the Closing Date (or, with respect to the Subsequent SBA Loans, the related transfer date).

                                 (3) Original recorded intervening assignments, if any, or if the original is unavailable, copies thereof certified by the Seller to be true and complete.

                                 (4) Originals or certified copies of all title insurance policies or other evidence of lien position, including but not limited to Policy Insurance Record of Title ("PIRT") policies, limited liability reports and lot book reports, to the extent the Seller obtains such policies or other evidence of lien position in accordance with the criteria described herein.

                                 (b) For all SBA Loans:

                                 (1) Blanket assignment of all collateral securing the SBA Loan, including without limitation, all rights under applicable guarantees and insurance policies.

                                 (2) Irrevocable power of attorney of the Seller to the Trustee to execute, deliver, file or record and otherwise deal with the collateral for the SBA Loans in accordance with the Agreement. The power of attorney will be delegable by the Trustee to the Servicer and any successor servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers.

                                 (3) Blanket Uniform Commercial Code ("UCC") UCC-1 financing statements identifying by type all collateral for the SBA Loans in the SBA Loan Pool and naming the Trustee as Secured Party and the Seller as the Debtor. See "Risk Factors--Unperfected Security Interests in Certain Collateral" herein.

                                 The Trustee will be required to provide an interim certification as to the receipt of such documents within 90 days after the Closing Date and to provide a final certification within one year after the Closing Date.

Multi-Party Agreement.......
                                 The Seller, the Servicer, the Trustee, the FTA and the SBA will enter into a Multi-Party Agreement, dated as of December 23, 1998 (the "Multi-Party Agreement"), which will set forth the relationship of the parties with respect to the SBA ss. 7(a) Loans and the proceeds thereof and the consent of the SBA to the transactions contemplated by the Agreement.

Servicing of the
 SBA Loans..................
                                 Business Loan Center, Inc. will service the SBA Loans in accordance with the Agreement, the SBA Rules and Regulations and the Multi-Party Agreement, and will cause the SBA Loans to be serviced with the same care as it customarily employs and exercises in servicing and administering small business loans for its own account, giving due consideration for the reliance of the Trustee on the Servicer. Such servicing includes, without limitation, the right to release and/or substitute collateral for an SBA Loan.

Monthly Advances............
                                 The Servicer is required to remit to the Trustee no later than the third Business Day prior to the Remittance Date each month (a "Determination Date") for deposit in the Certificate Account the amount (the "Monthly Advance"), if any, by which (i) 30 days' interest at a rate equal to the then applicable weighted average Class A and Class B Remittance Rates plus the rate used in determining certain expenses of the Trust Fund (the "Adjusted SBA Loan Remittance Rate") on the aggregate Class A and Class B Principal Balances immediately prior to the related Remittance Date (as the amount calculated pursuant to this clause (i) may be adjusted in accordance with the limits described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein) exceeds
                                 (ii) the amount received by the Servicer as of the related Record Date in respect of interest on the SBA Loans minus the interest payable to the holders of the Guaranteed Interest, the Additional Fee, the Premium Protection Fee, and the fee payable to the FTA (plus, for the Remittance Dates in January 1999, February 1999 and March 1999 the sum of (a) all funds to be transferred to the Certificate Account from the Capitalized Interest Account for such Remittance Date and (b) certain investment earnings on amounts in the Pre-Funding Account for the applicable Remittance Date). The Servicer is not required to make monthly advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the SBA Loans.

                                 Monthly Advances are reimbursable in the first instance from late collections of interest, Liquidation Proceeds, Insurance Proceeds and proceeds received by the Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related SBA Loan as to which the Monthly Advances were made. The Servicer's right to reimbursement for such advances in excess of such amounts is limited to late collections of interest received on the SBA Loans generally; provided, however, that the Servicer's right to such reimbursement is subordinate to the rights of the Certificateholders, the holder of the Premium Protection Fee and the holders of the Guaranteed Interest. Monthly Advances are intended to provide sufficient funds for the payment of interest to the Certificateholders at the then applicable Class A or Class B Remittance Rate, plus an additional amount, if any, required to pay the fees and expenses of the Trustee.

Compensating Interest.........
                                 Not later than each Determination Date, with respect to each SBA Loan as to which a principal prepayment in full or a Curtailment was received during the related Due Period, the Servicer is required to remit to the Trustee, from amounts otherwise payable to the Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the Unguaranteed Percentage of the related principal balance at the Adjusted SBA Loan Remittance Rate over (b) that portion of the amount of interest actually received on the Unguaranteed Interest of each SBA Loan for such Due Period, net of the Servicing Fee and the fees and expenses of the Trustee allocable to such Unguaranteed Interest and available to be paid to the Certificateholders.

Servicing Advances.........
                                  The Servicer will be entitled to reimbursement for amounts advanced by it constituting "out-of-pocket" costs and expenses relating to
                                  (i) the preservation and restoration of any related Mortgaged Property or other collateral, (ii) enforcement proceedings, including foreclosures and (iii) certain other customary amounts described in the Agreement. Such advances ("Servicing Advances") are generally reimbursable to the Servicer from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Borrower or otherwise relating to the SBA Loan in respect of which such amounts are owed; provided, however, that Servicing Advances in excess of such amounts are reimbursable to the same extent and from the same sources as Monthly Advances.

Servicing Fee..............
                                 The Servicer is entitled to a servicing fee (the "Servicing Fee") of 0.40% per annum of the unpaid principal balance of each SBA Loan, calculated and paid monthly from the interest portion of monthly payments, Liquidation Proceeds and certain other proceeds collected. See "Description of the Agreements and the Certificates--Servicing and Other Compensation and Payment of Expenses" herein.

Optional Purchase...........
                                 The Servicer has the right, but not the obligation, to purchase the Unguaranteed
                                 Interest of any Defaulted SBA Loan for the purchase price and in the manner described under "Description of the Agreement and the Certificates--Representations and Warranties of the Seller." In no event, however, may the aggregate principal balance of the Unguaranteed Interests of Defaulted SBA Loans purchased pursuant to this provision exceed 5.0% of the sum of (i) the Original Pool Principal Balance and (ii) the initial Pre-Funded Amount. A "Defaulted SBA Loan" is any SBA Loan as to which the related Obligor has failed to make payment in full of three or more consecutive monthly payments.


Optional Termination by
  the Servicer..............
                                 The Servicer, at its option, may, subject to meeting certain requirements described below, terminate the Agreement on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Initial Pre-Funded Amount by purchasing, on the next succeeding Remittance Date, all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of
                                 (i) 100% of the then outstanding Class A and Class B Principal Balances, and (ii) 30 days' interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"). See "Description of the Agreement and the Certificates--Termination; Purchase of SBA Loans" herein.

Tax Considerations .........
                                 No real estate mortgage investment conduit ("REMIC") election will be made for the Trust Fund. Stroock & Stroock & Lavan LLP, special Federal tax counsel ("Federal Tax Counsel"), will give its opinion that the Trust Fund will be classified as a "grantor trust" for federal income tax purposes. See "Federal Income Tax Consequences" herein.

                                 It is not anticipated that the Class A Certificates or the Class B Certificates will be treated as issued with original issue discount ("OID").

ERISA Considerations..........
                                 Fiduciaries of employee benefit plans and other retirement plans and arrangements, including individual retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each a "Plan") should carefully review with their legal advisors to determine whether an investment in the Certificates will cause the assets of the Trust Fund to be considered plan assets under the Department of Labor regulation set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulation"), thereby subjecting the Trustee and the Servicer to the fiduciary investment standards of ERISA and whether the purchase, holding or transfer of Certificates give rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code, unless a Department of Labor ("DOL") administrative exemption applies. Prohibited Transaction Exemption 95-59, 60 Fed. Reg. 35938 (July 12, 1995) may be applicable to the purchase, holding or transfer of the Class A Certificates but will not be applicable to the purchase, holding or transfer of the Class B Certificates. However, if the Class B Certificates are sold in the future, Prohibited Transaction Class Exemption 95-60, Fed. Reg. 35925 (July 12, 1995) may be applicable to the purchase, holding or transfer of the Class B Certificates to or by certain insurance company general accounts, but the Class B Certificates may not otherwise be purchased by or on behalf of other Plans. See "ERISA Considerations" herein.

Legal Investment.............
                                 No representation will be made as to whether or the extent to which the Class A Certificates constitute legal investments for investors.

Restrictions on Transfer......
                                 The Class A Certificates are being offered to "Qualified Institutional Buyers" within the meaning of and in reliance on Rule 144A under the Securities Act and to a limited number of institutional "accredited investors" (within the meaning of Rule 501(a)(1)-(3) or (7) under the Securities Act) pursuant to an exemption from the registration provisions of the Securities Act and may not be resold except (i) in certificated form (A) to a person whom the seller reasonably believes is a Qualified Institutional Buyer as defined in Rule 144A under the Securities Act that purchases for its own account or the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) to an institutional "Accredited Investor" as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act, in each case, subject to the requirements described herein concerning the delivery to the Trustee of a certification or opinion of counsel, (ii) pursuant to another exemption available under the Securities Act and in accordance with any applicable state securities laws, or (iii) pursuant to a valid registration statement.

                                 Each purchaser of the Class A Certificates offered by means of this Memorandum will be deemed to have made certain representations and agreements as set forth under "Notice to Investors" herein.

Rating ....................
                                 It is a condition to their issuance that the Class A Certificates be rated "AAA" by Duff & Phelps Credit Rating Co. ("DCR"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate. See "Rating" herein.

Registration of the
  Class A Certificates.......
                                 The Class A Certificates will be delivered as definitive certificates in fully registered form.

                                  RISK FACTORS

                  Investors should consider, among other things, the following factors in addition to the other information set forth in this Memorandum in connection with the purchase of Class A Certificates.

Risks Associated with Year 2000 Compliance

                  The Servicer, the Seller and the Trustee utilize a significant number of computer software programs and operating systems and are highly dependent on computer systems operated by third parties which include, but are not limited to, their suppliers, customers, brokers and agents and the telephone, electric and utility companies. To the extent that any computer system relied upon by the Servicer, the Seller and the Trustee or any third party, has software applications and contains source codes that are unable to appropriately interpret the upcoming calendar year 2000, some level of modification or replacement of such applications or hardware may be necessary. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Servicer's, the Seller's or the Trustee's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in a major computer system failure or miscalculations. Several federal regulatory agencies, including the Commission, require the entities that they regulate to take steps to address problems which may arise in relation to the year 2000.

                  The Servicer, the Seller and the Trustee are currently assessing the impact of modifications or replacements required to adjust for the year 2000. The Servicer, the Seller and the Trustee are utilizing both internal and external resources to identify, correct or reprogram, and test their systems for year 2000 compliance. It is anticipated that all reprogramming efforts and necessary testing will be completed prior to the year 2000. The Servicer, the Seller and the Trustee have initiated formal communications with those third parties on whom they will rely to determine the extent to which the Servicer, the Seller and the Trustee are vulnerable to the failure of these third parties to remediate their own year 2000 issue. However, there can be no assurance that the systems of third parties on which the systems of the Servicer, the Seller and the Trustee rely will be converted in a timely fashion, or that a failure to convert by a third party, or a conversion that is incompatible with the systems of the Servicer, the Seller and the Trustee, would not have an adverse effect on the business, financial condition or results of operations of the Servicer, the Seller and the Trustee. The total year 2000 project costs and estimates for the Servicer, the Seller and the Trustee include the estimated costs and time associated with the impact of a third party's year 2000 issue, and are based on presently available information. The costs allocated to the year 2000 project are significant. The costs of the project and the dates on which the Servicer, the Seller and the Trustee plan to complete their year 2000 modifications are based on their best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from such estimates. Specific factors that might cause such material differences include, but are not limited to: (i) the availability and cost of personnel trained in this area, (ii) the ability to locate and correct all relevant computer codes and (iii) similar uncertainties.

                  No assurances can be given that any or all of the systems discussed above, including the systems of the Servicer, the Seller and the Trustee, are or will be year 2000 compliant or that the costs required to address year 2000 issues will not adversely affect the business, financial condition or results of operations of the respective party or the performance of their obligations under the Agreement. As a result of this potential affect on performance under the Agreement, the timely receipt of payment by the Certificateholders may also be adversely affected.

Limited Liquidity

                  The Class A Certificates have not been registered under the Securities Act and there is no undertaking to register the Class A Certificates hereafter. No market for the Class A Certificates currently exists. Class A Certificateholders must be prepared to hold the Class A Certificates for an indefinite period of time. Class A Certificateholders may not resell or transfer their Class A Certificates unless such resale or transfer is exempt from the registration requirements of the Securities Act and satisfies the other conditions to transfer in the Agreement.

                  The Securities and Exchange Commission has adopted Rule 144A ("Rule 144A") under the Securities Act which provides an exemption from the registration requirements of the Securities Act for resale of certain restricted securities by persons other than an issuer to a purchaser that is a Qualified Institutional Buyer. The Class A Certificates are restricted securities eligible for resale under Rule 144A. Any resale of the Class A Certificates made in reliance on Rule 144A (or any amendment thereto) must satisfy the applicable conditions of Rule 144A. The Class A Certificates may also be resold to a purchaser that is an institutional "Accredited Investor" as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act.

Limited Liability

                  The Class A Certificates do not evidence obligations of the Seller, the Servicer or the Trustee or any of their respective affiliates. The Certificates are not insured or guaranteed by the Seller, the Servicer or the Trustee or any of their respective affiliates and, except for a portion of the Excess Spread, are not insured or guaranteed by the United States Small Business Administration or any other governmental agency or private insurer.

Legal Investment

                  To the extent that a holder of a Class A Certificate is an entity whose investments are regulated by statute or administrative rule, such as a federal or state chartered bank, savings institution, insurance company or credit union, there is no assurance that the Class A Certificates will be among the types of investments permitted under the applicable regulatory scheme. Prospective investors are advised to consult their own counsel as to qualification of the Class A Certificates as appropriate investments under any laws, regulations, rules and orders applicable to them. The Certificates are not "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

Nature of Security

                  As of the Statistical Calculation Date, approximately 94% (by principal balance of the Unguaranteed Interests) of the SBA Loans are secured by first and second liens on commercial real property generally used by the borrower or its affiliates in the conduct of their business. An overall decline in the market value of commercial real estate, the general condition of a Mortgaged Property, or general economic conditions in the related market area, could adversely affect the value of such Collateral consisting of Mortgaged Properties such that the outstanding balances of the SBA Loans, together with any senior liens on such Collateral, could equal or exceed the value of such Collateral. The Seller can neither quantify the impact of any recent property value declines on the SBA Loans nor predict whether, to what extent or, if values decline, how long such declines may continue. In periods of such decline, the actual rates of delinquencies, foreclosures and losses on the SBA Loans could be higher than those historically experienced in connection with SBA Loans.

                  In addition, for those SBA Loans secured primarily by equipment, inventory and/or accounts receivable, there are also certain risks associated with such Collateral. Because the market value of equipment and inventory generally declines with age or obsolescence, such equipment and/or inventory may not provide adequate security in the event it is repossessed and sold. Some of the equipment, such as computers, also may be subject to sudden, significant declines in value because of technological advances. Other factors that may affect the ability of the Trustee to realize the full amount due on the Certificates include any depreciation, damage or loss to the equipment and/or inventory securing an SBA Loan. Further, to the extent an Obligor experiences a decline in its business, the amount of inventory and accounts receivable generated by such Obligor would likely also decline, thereby reducing the Collateral for the related SBA Loan.

                  The net charge-off experience of the Seller with respect to SBA Loans in its servicing portfolio, as a percentage of the principal amount of the Unguaranteed Interests of the loans in such servicing portfolio, was approximately 0.42%, 1.14% and 1.44 % for the years ended December 31, 1995, 1996 and 1997 respectively.

                  General economic conditions have an impact on the ability of borrowers to repay SBA Loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a borrower, it is possible that the Trust Fund could experience a loss with respect to such borrower's loan. In conjunction with a borrower's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such SBA Loan or permanently reduce the principal balance of such SBA Loan, thus either delaying or permanently limiting the amount received by the Trust Fund with respect to such SBA Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related collateral to the Trust Fund, any remaining balance on such SBA Loan may not be recoverable. In addition, other collateral securing the SBA Loans may become impaired. For example, poor economic conditions may make recovery on guarantees difficult and machinery and equipment may significantly depreciate or lose value.

                  Even assuming that the Collateral provides adequate security for the SBA Loans, substantial delays could be encountered in connection with the liquidation of defaulted SBA Loans and corresponding delays in the receipt of related proceeds by the Class A or Class B Certificateholders could occur. An action to foreclose on the Collateral securing an SBA Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Collateral or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related SBA Loan. In addition, before foreclosing on Collateral, the Servicer and the SBA may, in certain circumstances, collectively decide upon a plan for liquidating the loan, which may result in delays. The Servicer will be entitled to deduct from Liquidation Proceeds certain expenses reasonably incurred in attempting to recover amounts due on the related Liquidated SBA Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If the Collateral fails to provide adequate security for the related SBA Loans or insufficient funds are available from the Spread Account, the Class B or Class A Certificateholders could experience a loss on their investment.

                  Liquidation expenses with respect to defaulted SBA Loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in collecting upon a defaulted SBA Loan having a small remaining principal balance as it would in the case of a defaulted SBA Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller SBA Loan than would be the case with a larger SBA Loan.

Unperfected Security Interests in Certain Collateral

                  For each SBA Loan secured by real property, assignments of the related Mortgages will be transmitted by the Seller for recording promptly following the Closing Date. Also, the Seller will deliver to the Trustee blanket assignments of all other collateral securing the SBA Loans. In connection with originating SBA Loans secured by collateral other than real estate, the Seller obtains and files UCC financing statements naming the related Obligor as debtor where such action is necessary to perfect a security interest in such collateral. Because of the administrative burden and expense that would be entailed in so doing, these UCC financing statements will not be re-assigned to the Trustee. The Trustee will have the benefit of the Seller's security interest in the collateral related to such SBA Loans. However, since assignments will not be recorded in the name of the Trustee, if the Seller were to become a debtor under the Federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy thereof, or the Seller as a debtor-in-possession, might be able to defeat the Trustee's security interest in such collateral. Additionally, certain judgment creditors of, or tax and other liens against, the Seller or its property may have priority over the Trustee's security interest.

Geographic Concentration

                  As of the Statistical Calculation Date, approximately 23.11%, 16.94%, 5.76%, 7.33%, 9.71% and 5.76% (by principal balance of the Unguaranteed Interests) of the SBA Loans were originated to businesses located in Florida, Virginia, Georgia, New York, New Jersey and Oklahoma, respectively. If the Florida, Virginia, Georgia, New York, New Jersey and Oklahoma regions experience weaker economic conditions than the United States generally, such regional concentrations of the SBA Loans may adversely affect the Certificateholders to a greater degree than if the SBA Loans were made to borrowers located in a more geographically diverse area.

Concentration of Mortgaged Properties in Various Industries

                  As of the Statistical Calculation Date, Mortgaged Properties with respect to approximately 44.46%, 12.82% and 16.97% of SBA Loans were comprised of hotel or motel complexes, service stations/ convenience stores and restaurants, respectively. See the "SBA Loan Pool." Accordingly, adverse economic conditions or other factors particularly affecting the hotel or motel, service station/convenience store and/or restaurant industries could adversely affect the ability of the related Obligors to make payments under the SBA Notes and could adversely affect upkeep and maintenance of such properties and thereby lower the value of the collateral securing such SBA Loans.

The Status of SBA Loans in the Event of Bankruptcy of the Seller

                  The Seller believes that upon the sale of the Class A Certificates to an independent third party for fair value and without recourse, such sale will constitute an absolute and unconditional sale of such Class A Certificates and the interests in the Unguaranteed Interests evidenced thereby. However, in the event of the bankruptcy of the Seller at a time when it or any affiliate thereof holds any interest in the Unguaranteed Interests, a trustee in bankruptcy or other creditor could attempt to recharacterize the sale of the Unguaranteed Interests as a borrowing by the Seller or any such affiliate with the result that Certificateholders are deemed to be creditors of the Seller or such affiliate, secured by a pledge of the Unguaranteed Interests. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Certificates and liquidate the Unguaranteed Interests with the Certificateholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the holders of Class A Certificates could lose the right to future distributions of interest, might suffer reinvestment loss in a lower interest rate environment and, if the Unguaranteed Interests are sold for a price less than the then outstanding Class A and Class B Principal Balances, might suffer a loss of principal.

Legal Considerations

                  Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, most states have other laws, public policy and general principles of equity relating to the protection of borrowers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the SBA Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the SBA Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See "Certain Legal Matters relating to the SBA Loans."

Unaudited Statements

                  On each Remittance Date, the Trustee will mail to each Certificateholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Servicer and the Trustee and the loss and delinquency status of the SBA Loans. Although the information contained in such statements will be prepared by the Servicer, neither such information nor any other financial information furnished to Certificateholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant. See "Description of the Agreement and the Certificates--Payments on the SBA Loans; Distribution on the Certificates" herein.

State Tax Considerations

                  In addition to the Federal income tax consequences described in "Material Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Class A Certificates. State income tax law may differ substantially from the corresponding federal law, and this Memorandum does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Class A Certificates.

Environmental Considerations

                  Under state and federal environmental legislation and case law applicable in various states, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which either may demonstrate operational control of the borrower or may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as the Trust Fund), which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Matters Relating to the SBA Loans--Environmental Considerations" herein.

                  In the Agreement the Seller will represent and warrant that at the time of origination of each SBA Loan, each Mortgaged Property which is the primary collateral for the related SBA Loan was, at the time of origination of such SBA Loan, and to the best of the Seller's knowledge, is, as of the Cut-Off Date, free of contamination from toxic substances or hazardous wastes or is subject to ongoing environmental rehabilitation approved by the SBA. In addition, the Servicer will agree that it shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes on Mortgaged Properties in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property, and will not foreclose on a Mortgaged Property where it has cause to believe such substance exists unless
(i) it had received a Phase I environmental report and such report reveals no environmental problems or (ii) such Mortgaged Property is subject to an environmental rehabilitation for which the Seller is not responsible. See "Description of the Agreement and the Certificates--Representations and Warranties of the Seller" herein.

Prepayment Considerations

                  None of the SBA Loans are balloon loans and each is fully amortizing in accordance with its terms. The SBA Loans may be prepaid in full or in part at any time, upon proper notice, without penalty or fee. The rate of prepayments of the SBA Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that the Trust Fund will experience.

                  Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of businesses financed by the SBA Loans, sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from the Trust Fund of SBA Loans made by the Seller or the Servicer under the Agreement will have the same effect on the Class A and Class B Certificateholders as a prepayment of the related SBA Loans. See "Yield, Maturity and Prepayment Considerations" herein.

                  Collections on the SBA Loans may vary due to the level and frequency of delinquent payments and of prepayments. Collections on the SBA Loans may also vary due to seasonal business patterns and payment habits of borrowers.

                  The SBA Loans are "simple interest" or "date-of-payment loans." See "The SBA Loan Pool--Payments on the SBA Loans" herein. If a payment is received on an SBA Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on its scheduled due date, resulting in such SBA Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on an SBA Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such SBA Loan having a shorter average life than would have been the case had the payment been made as scheduled. However, this effect is mitigated because the monthly payment amount is recalculated periodically to reflect changes in the interest rate, the then current principal balance and the then remaining term to maturity.

Junior Liens

                  As of the Statistical Calculation Date, approximately 59% of the SBA Loans are secured by a Commercial Property that constitutes a first lien on the related Commercial Property. However, certain SBA Loans, which may or may not be secured by a first lien on Commercial Property, are secured by a lien on business assets, including equipment, inventory or accounts receivable or by a Residential Property and/or Commercial Property, some of which may constitute second or third liens on such Collateral.

                  The primary risk to holders of SBA Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Prior Liens to satisfy fully both such Prior Liens and the SBA Loan. If a holder of a Prior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holders of each Prior Lien. The claims of the holders of all Prior Liens will be satisfied in full out of proceeds of the liquidation of the Prior Liens, if such proceeds are sufficient, before the Trust Fund receives any payments in respect of the SBA Loan.

                  If the Servicer were to foreclose on any mortgage securing an SBA Loan, it would do so subject to any related Prior Liens. For the debt related to the SBA Loan to be paid in full at such sale, a bidder at the foreclosure sale of the related Mortgaged Property would have to bid an amount sufficient to pay off all sums due under the SBA Loan and the Prior Liens or purchase the Mortgaged Property, for the full amount of the SBA Loan, subject to the Prior Liens. Similarly, if the Servicer were to take possession of any other Collateral, it would do so subject to any related Prior Lien.

Spread Account

                  As described herein, the Spread Account is intended to enhance the likelihood of timely payment of principal and interest on the Class A Certificates. However, if the SBA Loan Pool experiences extremely high levels of delinquencies and losses, the Spread Account could be depleted, resulting in shortfalls in payments to the Class A Certificateholders. See "Description of the Agreement and the Certificates--Spread Account" herein.


                                 USE OF PROCEEDS

                  The net proceeds from the sale of the Certificates will be used by the Seller for general corporate purposes, including the repayment of debt and the origination of additional SBA Loans.


                                THE SBA LOAN POOL
General

                  Unless otherwise noted, all statistical percentages in this Memorandum are approximately measured by the aggregate principal balances of the SBA ss. 7(a) Loans in a preliminary pool of SBA ss.7(a) Loans as of the Statistical Calculation Date, and the Unguaranteed Interests or the Guaranteed Interests therein, as the case may be, at the close of business on the Statistical Calculation Date and all dollar amounts are based on the principal balances thereof at the close of business on the Statistical Calculation Date. While the statistical distribution of the characteristics of the actual pool of

SBA ss.7(a)  Loans  delivered  on the Closing Date will vary  somewhat  from the statistical distribution of such characteristics for the preliminary pool presented in this Confidential Placement Memorandum, the Seller does not believe that the characteristics of the Pool delivered on the Closing Date will differ materially. Prior to the Cut-Off Date certain Loans may be removed and additional Loans substituted therefor. Regularly scheduled payments and prepayments of the Loans (which are prepayable at any time) between the Statistical Calculation Date and the Cut-Off Date will affect the balances and percentages set forth below. As used herein, the term "Statistical Calculation Date" means October 31, 1998.

                  Except for less than approximately 1.0% of the SBA Loans (by principal balance of Unguaranteed Interests as of the Statistical Calculation
Date), all of the preliminary pool of the SBA ss. 7(a) Loans were, and all of the Subsequent SBA Loans will be, originated and underwritten by the Seller (or its predecessors) in accordance with the underwriting criteria described under "The SBA Loan Lending Program of the Seller--Underwriting Criteria for SBA ss. 7(a) Loans." The unpaid principal portion of the Unguaranteed Interests of the SBA Loans aggregated approximately $19,491,552 as of the Statistical Calculation Date. As of the Statistical Calculation Date, the SBA Loans were originated to businesses located in 20 states, of which, the following states represented more than 5% of the SBA Loan Pool: Florida 23.11%; Virginia 16.94%; Georgia 5.76%; New York 7.33%; New Jersey 9.71%, and Oklahoma 5.76%.

                  All of the SBA Loans are or will be secured. As of the Statistical Calculation Date, approximately 59% of the SBA Loans are secured primarily by first liens on Commercial Property (of which the unpaid principal portion of the Unguaranteed Interests as of the Statistical Calculation Date aggregates to approximately $11,416,160) generally used by the Obligor or their affiliates in the conduct of their business. As of the Statistical Calculation Date, approximately 36% of the SBA Loans are secured primarily by second liens on Commercial Property (of which the unpaid principal portion of the Unguaranteed Interests as of the Statistical Calculation Date aggregates approximately $6,975,495). As of the Statistical Calculation Date, with respect to approximately 11 SBA Loans, of which the unpaid principal portion of the Unguaranteed Interests aggregates approximately $1,099,897, additional collateral consisting of senior and junior liens on personal real property and other commercial real property was obtained. The SBA Loans are also generally secured by additional collateral consisting of liens on machinery and equipment and other business assets. In addition, each SBA Loan is secured by a personal guarantee of a principal or principals of the related Obligor.


Payments on the SBA Loans

                  The SBA Loans have payments of principal and interest due throughout the month with interest payable in arrears. With respect to substantially all of the SBA Loans, the interest due is based upon the Prime Rate as of the first Business Day or, with respect to certain SBA Loans, the first day of the related calendar quarter, in each case plus the appropriate margin (subject to applicable lifetime floors and caps). For example, the Prime Rate on July 1st is used to determine the interest rate paid on substantially all of the SBA Loans for the months of July, August and September. Since interest is paid in arrears, interest and principal for these months is scheduled to be received in August, September and October, respectively. The monthly payment received is apportioned between interest and principal based upon a "simple interest" basis, which means that payments are applied as they are received first to accrued interest, then to principal, with interest calculated on the number of days between the current and previous payments. If a monthly payment is received prior to its due date, less of such payment will be allocated to interest than would be the case if such payment were received on its due date. Conversely, if a monthly payment is received after its due date, more of such payment will be allocated to interest than would be the case if such payment were received on its due date. None of the SBA Loans is a balloon loan and each is fully amortizing in accordance with its terms. However, the monthly payments are re-calculated periodically to reflect changes in interest rates, the then-current principal balance and the then-remaining term to maturity.

Certain Characteristics of the SBA Loan Pool

                  The statistical information presented in this Memorandum is based upon a preliminary pool of SBA ss. 7(a) Loans expected to be delivered to the Trustee on the Closing Date. Certain SBA ss. 7(a) Loans contained in such preliminary pool may be deleted from the final pool of ss. 7(a) Loans. While the actual characteristics of the final pool of ss. 7(a) Loans delivered on the Closing Date might vary somewhat from the characteristics described herein, the Seller does not believe that such differences will be material.

                  Set forth below is a description of certain characteristics of the preliminary pool of the SBA ss. 7(a) Loans expected to constitute the SBA Loan Pool as of the Statistical Calculation Date. Certain of the percentage columns may not sum to 100.00% due to rounding.

                  The geographic distribution of the SBA ss. 7(a) Loans by state as of the Statistical Calculation Date was as follows:

                                          % of Statistical
                         Current           Calculation Date
                       Unguaranteed           Aggregate
 State                   (BLC)                 Principal            # of Loans
                    Principal Balance          Balance
----------------   ----------------------- ---------------------- --------------
                                          % of Statistical
                         Current           Calculation Date
                       Unguaranteed           Aggregate
 State                   (BLC)                 Principal            # of Loans
                    Principal Balance          Balance
----------------   ----------------------- ---------------------- --------------
Arizona                  $612,241.77              3.14%               2

Florida                  4,504,589.49             23.11%              28

Georgia                  1,122,818.61             5.76%               5

Indiana                    829,730.62             4.26%               5

Kansas                      48,611.86             0.25%               1

Massachusettes              46,084.26             0.24%               1

Maryland                   860,986.37             4.42%               5

North Carolina             408,309.91             2.09%               2

Nebraska                   238,670.14             1.22%               3

New Jersey               1,891,754.50             9.71%               11

New Mexico                 519,672.53              2.67%              3

New York                 1,429,528.54             7.33%               6

Ohio                       249,598.78             1.28%               1

Oklahoma                 1,122,488.02             5.76%               4

Pennsylvania               393,096.79             2.02%               2

South Carolina             722,543.61             3.71%               4

Tennessee                  363,810.46             1.87%               2

Texas                      737,862.14             3.79%               2

Virginia                 3,302,835.94            16.94%              13

Wisconsin                   86,317.18             0.44%               1

  Total                   $19,491,552             100%              101
============             ==============           ====              ===


                  The interest rates borne by the SBA Notes (the "Note Rates") were distributed as follows as of the Statistical Calculation Date:


                                      Current       % of Statistical
                                      Unguaranteed    Calculation Date
                                      (BLC)           Aggregate
     Gross Coupon                     Principal       Principal          #
                                      Balance         Balance           of Loans
-------------------------------    ---------------   ---------------- ----------

10.25% </= Gross        10.50%    $   713,155.30       3.66%               3
        Coupon <


10.50% </= Gross        11.00%      1,895,414.02      9.72%                5
       Coupon <


11.00% </= Gross        11.25%     16,078,724.70     82.49%                88
       Coupon <


11.25% </= Gross                      804,257.50      4.13%                5
        Coupon <

                          Total      19,491,552       100.00%              101
                        ======       ============      =======             ===

                  The  Margins   added  to  the  Prime  Rate  on  each  Interest
Adjustment Date to determine the new Note Rates were distributed as of the Statistical Calculation Date as follows:

                                        Current      % of Statistical
                                      Unguaranteed   Calculation Date
                                          (BLC)       Aggregate
     Gross Margin                      Principal       Principal
                                         Balance        Balance       # of Loans

2.00% < Gross Margin                          --          0.00%            --


2.00% </= Gross                2.25%      713,155         3.66%            3
  Margin <


2.25% </= Gross                2.50%           --         0.00%            --
      Margin <


2.50% </= Gross                2.75%    1,982,914        10.17%            6
   Margin <


2.75% </= Gross                3.00%   16,795,482        86.17%            92
  Margin <


                Total:                  19,491,552       100.00%       101
                                        =========        ======    ==========



         The distribution of the original terms of the SBA ss. 7(a) Loans as of the Statistical Calculation Date was as follows:

                                Current        % of Statistical
                              Unguaranteed     Calculation Date
                                 (BLC)          Aggregate
Original Term                  Principal         Principal           # of Loans
                                Balance           Balance

84    </= Original   108       $   0.00              --
          Maturity <

108   </= Original   132        575,686              2.95%              8
          Maturity <

132   </= Original   156           -                 0.00%              -
         Maturity <

156   </= Original   180           -                 0.00%              -
         Maturity <

180   </= Original   204        898,857              4.61%              8
         Maturity <

204    </= Original  228        360,303              1.85%              3
         Maturity <

228    </= Original  252      1,254,817              6.44%              7
         Maturity <

252    </= Original  276      1,440,826              7.39%              9
         Maturity <

276    </= Original  300      2,765,173             14.19%             15
         Maturity <

300    </= Original  324     12,195,889             62.57%             51
         Maturity <


           Total:           $19,491,552            100.00%            101
           =====            ============           =======            ===



                  The distribution of the number of remaining months to maturity of the SBA ss. 7(a) Loans as of the Statistical Calculation Date was as follows:


                                                           % of
                                                           Statistical
                                           Current         Calculation
    Remaining Term                      (BLC) Principal    Aggregate
                                           Balance         Principal  # of Loans
                                                           Balance


 12        < Rem Term                         $       -        0.00%       -

 12      </= Rem Term <     24                        -        0.00%       -

 24      </= Rem Term <     36                        -        0.00%       -

 36      </= Rem Term <     48                        -        0.00%      -

 48      </= Rem Term <     60                        -        0.00%      -

 60      </= Rem Term <     74                 4,485.61        0.02%      2

 74      </= Rem Term <     86                        -        0.00%      -

 86      </= Rem Term <     96                        -        0.00%      -

 96      </= Rem Term <    108                        -        0.00%      -

108     </= Rem Term <     120               573,735.96        2.94%       7

120     </= Rem Term <     132                        -        0.00%       -

132     </= Rem Term <     144               114,211.68        0.59%       1

144     </= Rem Term <     156                        -        0.00%       -

156     </= Rem Term <     168                        -        0.00%       -

168     </= Rem Term <     180               609,871.08        3.13%       5

180     </= Rem Term <     192               286,450.93        1.47%       2

192     </= Rem Term <     204               229,052.87        1.18%       2

204     </= Rem Term <     215                        -        0.00%       -

215     </= Rem Term <     227               339,322.26        1.74%       3

227     </= Rem Term <     239               932,532.64        4.78%       4

239     </= Rem Term <     251               899,458.64        4.61%       5

251     </= Rem Term <     263               665,564.18        3.41%       5

263     </= Rem Term <     276               657,103.93        3.37%       5

                                      -41-

276     </= Rem Term <     287             2,458,511.15        12.61%      10

287     </= Rem Term <     300            10,799,243.09        55.40%      44

300      </= Rem Term                        922,007.50        4.73%       6



               Total:                      $19,491,552.00     100.00%     101
               =====                       ===============     =======     ===


         The distribution of the number of months since origination of the SBA ss.7(a) Loans as of the Statistical Calculation Date was as follows:


                                                    % of
                              Current            Statistical
                            Unguaranteed         Calculation
                               (BLC)                Date
          Age                 Principal            Aggregate         # of Loans
                               Balance             Principal
                                                    Balance

12    < Age                16,507,454.00             84.69%             87

12  </= Age < 24           2,800,368.56              14.37%             10

24  </= Age < 36             65,031.67               0.33%              1

36  </= Age < 48             1,950.44                0.01%              1

48  </= Age < 60                 -                   0.00%              -

60  </= Age < 72                 -                   0.00%              -

72  </= Age < 84                 -                   0.00%              -

84  </= Age < 96                 -                   0.00%              -

96  </= Age < 107             114,211.68             0.59%              1

107  </= Age < 118            2,535.17               0.01%              1

118   </= Age

         Total:               19,491,552           100.00%             101
                              ==========            =====              ===                                      =======



                  The years in which the SBA ss. 7(a) Loans were originated was as follows:


                                          % of
                                         Statistical
                        Current          Calculation
                     Unguaranteed            Date
                         (BLC)           Aggregate
Year of Origination     Principal        Principal           # of Loans
                         Balance            Balance
------------------- ----------------  --------------------  ----------------

1989                     2,535.17           0.01%                1


1990                       -                  -                  -


1991                       -                  -                  -


1992                       -                  -                  -


1993                       -                  -                  -


1994                      1,950.44          0.01%                 1


1995                        -                 -                  -


1996                      65,031.67         0.33%                 1

1997                   3,454,242.44        17.72%                15

1998                  15,967,791.80        81.92%                83

Total:                   19,491,552       100.00%               101
                      ==============     ==========             ===



                  The distribution of the original balances of the SBA ss. 7(a) Loans including the Guaranteed and Unguaranteed Portions was as follows:

                                                       % of
                                                    Statistical
                                   Current           Calculation
                                  Unguaranteed           Date
                                     (BLC)            Aggregate
       Original Balance             Principal          Principal      # of Loans
                                     Balance            Balance
-------------------------------  ---------------      ----------    ----------

50,000 < Balance                     $     --         -         --


50,000  </= Balance       100,000     1,950.44               0.01%            1
                          <

100,000  </= Balance       125,000       -                   -                -
                          <

125,000  </= Balance       150,000     2,535.17               0.01%           1
                          <

150,000  </= Balance       200,000   133,615.66               0.69%           3
                          <

200,000  </= Balance       225,000   117,140.79               0.60%           3
                          <

225,000  </= Balance       250,000     -                     -                -
                          <

250,000  </= Balance       275,000    65,031.68               0.33%           1
                          <

275,000  </= Balance       300,000   138,368.99               0.71%           2
                          <

300,000  </= Balance       350,000   486,736.99               2.50%                5
                          <

350,000  </= Balance       400,000   769,785.35               3.95%           8
                          <

400,000  </= Balance       450,000   511,101.43               2.62%           5
                          <

450,000  </= Balance       500,000    350,940.35              1.80%           3
                          <

500,000  </= Balance       550,000   1,183,052.83             6.07%           9
                          <

550,000  </= Balance       600,000     565,432.65             2.90%           4
                          <

600,000  </= Balance       650,000     462,582.66             2.37%           3
                          <

650,000  </= Balance       700,000     498,635.57             2.56%           3
                          <

700,000  </= Balance       750,000     704,566.96             3.61%           4
                          <

750,000  </= Balance       800,000     566,947.52             2.91%           3
                          <

800,000  </= Balance       850,000   1,422,153.51             7.30%           7
                          <

850,000  </= Balance       900,000    218,063.37              1.12%           1
                          <

900,000  </= Balance       950,000    229,699.31              1.18%           1
                          <

950,000  </= Balance     1,000,000    243,087.79              1.25%           1
                          <

1,000,000  </= Balance     1,025,000 5,508,297.39             28.26%         22
                          <

1,025,000  </= Balance     1,050,000   275,007.50              1.41%          1
                          <

1,050,000  </= Balance     1,075,000   305,459.92              1.57%          1
                          <

1,075,000 </= Balance <    1,100,000   323,780.56              1.66%          1


1,100,000  </= Balance     1,125,000   708,695.21              3.64%          2
                          <

                                      -45-

1,125,000  </= Balance     1,175,000             -                -           -
                          <

1,175,000  </= Balance     1,200,000             -                -           -
                          <

1,200,000  </= Balance                3,698,881.94            18.98%          6


Total:                                  19,491,552              100%         101
=====                                   ===========             ====         ===


                  The distribution of the original balances of the Unguaranteed Interests was as follows:


                                                       % of
                                                    Statistical
                                   Current           Calculation
                                  Unguaranteed           Date
    Original Unguaranteed           (BLC)            Aggregate
       Loan Principal               Principal          Principal      # of Loans
           Balance                   Balance            Balance
-------------------------------  ---------------      ----------      ----------

50,000 >/=  Balance                $      138,101.27        0.71%           5

50,000 </= Balance  100,000             1,279,983.78        6.57%          17
<
100,000 </= Balance 150,000             2,597,527.26        13.33%         21
<
150,000 </= Balance 200,000             2,542,812.71        13.05%         15
<
200,000 </= Balance 250,000             2,113,003.98        10.84%         10
<
250,000 </= Balance 300,000             5,783,304.89        29.67%         23
<
300,000 </= Balance 350,000               629,240.48         3.23%          2
<
350,000 </= Balance 400,000               708,695.21         3.64%          2
<
400,000 </= Balance 450,000                  -                   -         -
<
450,000 </= Balance 500,000               448,390.95         2.30%         1
<
500,000 </= Balance 550,000               520,806.33         2.67%         1
<
550,000 </= Balance 600,000                  -                   -         -
<
600,000 </= Balance 650,000               598,900.11         3.07%         1
<
650,000 </= Balance 750,000             2,130,784.55        10.93%         3
<

Total:                                  $19,491,552         100.00%        101
=====                                   ============       =======         ===



                  The distribution of the principal balances of the Unguaranteed Interests of the SBA ss. 7(a) Loans as of the Statistical Calculation Date was as follows:

                                                       % of
                                                    Statistical
                                   Current           Calculation
                                  Unguaranteed           Date
    Current Unguaranteed            (BLC)            Aggregate
     Principal Balance             Principal          Principal      # of Loans
                                     Balance            Balance
-------------------------------  ---------------      ----------      ----------

     < Balance                                         0.10%               3
25,000                                     19,264.54

     </= Balance                                       0.93%               4
25,000              < 50,000              182,227.52

     </= Balance                                       1.32%               4
50,000              < 75,000              257,150.65

     </= Balance                                       5.93%               13
75,000              < 100,000           1,155,621.78

     </= Balance                                       4.64%                8
100,000             < 125,000             905,010.92

     </= Balance                                       8.44%               12
125,000             < 150,000           1,644,419.56

     </= Balance                                       7.54%                9
150,000             < 175,000           1,469,032.53

     </= Balance                                       7.82%                8
175,000             < 200,000           1,524,906.87

     </= Balance                                       5.34%                5
200,000             < 225,000           1,041,007.53

     </= Balance                                       24.17%              19
225,000             < 250,000           4,711,714.02

     </= Balance                                        7.92%               6
250,000             < 300,000           1,544,377.97

     </= Balance                                        3.23%               2
300,000             < 325,000             629,240.48

     </= Balance                                        1.79%               1
325,000             < 350,000             349,545.29

     </= Balance                                        1.84%               1
350,000             < 375,000             359,149.92

     </= Balance                                                            --
375,000             < 400,000                -              -

     </= Balance                                                            --
400,000             < 425,000                -              -

     </= Balance                                        2.30%                1
425,000             < 450,000             448,390.95

     </= Balance --
450,000             < 500,000                -              -

     </= Balance                                        2.67%                1
500,000             < 550,000             520,806.33

                                      -48-

     </= Balance                                        3.07%                1
550,000             < 600,000             598,900.11

     </= Balance                                        7.11%                2
600,000             < 700,000           1,386,784.55

700000 < Balance                                        3.82%                1
744,000.00

Total:                                  19,491,552      100%               101
=====                                   ===========     ====               ===



                  The distribution of the principal balances of the Unguaranteed Interests as of the Statistical Calculation Date was as follows:

                                                       % of
                                                    Statistical
                                   Current           Calculation
                                  Unguaranteed           Date
    Current SBA Aggregate            (BLC)            Aggregate
    Loan Principal Balance         Principal          Principal      # of Loans
                                     Balance            Balance
-------------------------------  ---------------      ----------      ----------

50,000  <Balance                 19,264.54                  0.10%             3

50,000   </=   75,000            --                         0.00%            --
        Balance               <

75,000   </=  100,000            --                          0.00%           --
        Balance               <

100,000   </=   125,000           38,877.24                 0.20%             1
        Balance               <

125,000   </=   150,000          143,350.28                 0.74%             3
        Balance               <

150,000   </=   175,000           53,750.00                 0.28%             1
        Balance               <

175,000   </=   200,000          222,111.67                 1.14%             2
        Balance               <

200,000   </=   225,000          278,368.98                 1.43%             3
        Balance               <

225,000   </=   250,000          160,344.22                  0.82%            2
        Balance               <

250,000   </=   300,000          995,277.56                  5.11%           11
        Balance               <

300,000   </=   350,000          542,203.58                  2.78%            5
        Balance               <

350,000   </=   400,000        1,036,837.49                 5.32%             8
        Balance               <

400,000   </=   450,000          983,389.41                 5.05%             7
        Balance               <

450,000   </=   500,000          478,350.82                 2.45%             3
        Balance               <

500,000   </=   550,000          855,601.71                 4.39%             5
        Balance               <

550,000   </=   600,000        1,349,906.87                 6.93%             7
        Balance               <

600,000   </=   650,000          822,944.16                 4.22%             4
        Balance               <

                                      -50-

650,000   </=   700,000          447,763.67                 2.30%             2
        Balance               <

700,000   </=   750,000       10,063,210.31                 51.63%           30
        Balance               <

750,000   </=   800,000        1,000,000.00                 5.13%             4
        Balance               <

Total:                          19,491,551.52               100.00%         101
=======                         =============                ======        =====



         The distribution of the Loan-to-Value Ratios of the SBA Loans without giving effect to the discounts to collateral value as of the Statistical Calculation Date was as follows:



                                                  Percentage of
                                                   Statistical
                                                  Calculation Date
                                                  Unguaranteed
Undiscounted           Current Unguaranteed        Principal
Loan-To-Value Ratio      Principal Balance          Balance        # of Loans
--------------------    ---------------------      ----------      ----------


LTV <=25%                $   17,314.10                    0.09%       2

25% < LTV <=30%          $        0.00                    0.00%       0

30% < LTV <=35%          $  663,931.78                    3.41%       2

35% < LTV <=40%          $  499,687.66                    2.56%       2

40% < LTV <=45%          $  838,214.32                    4.30%       4

45% < LTV <=50%          $1,358,620.46                    6.97%       6

50% < LTV <=55%          $  635,442.24                    3.26%       4

55% < LTV <=60%$          3,661,905.36                   18.79%      14

60% < LTV <=65%$          2,639,188.46                   13.54%      14

65% < LTV <=70%$          2,626,634.83                   13.48%      14

70% < LTV <=75%$          2,423,095.25                   12.43%      11

75% < LTV <=80%$          1,743,517.04                    8.94%      10

80% < LTV <=85%$          1,284,721.95                    6.59%       6

85% < LTV <=90%$            671,509.93                    3.45%       7

90% < LTV <=95%$            136,250.00                    0.70%       1

95% < LTV <=100$            291,518.14                    1.50%       4

LTV > 100%               $        0.00                    0.00%       0


Total:                     $19,491,552                    100.00%     101
======                   =============                    =======     =====

         The distribution of the SBA Loans based upon the first four digits of the Office of Management and Budget's Standard Industrial Classification was as follows:

                                           % of Statistical
                                           Calculation Date
                            Current            Aggregate
      SIC CODE        Unguaranteed (BLC)   Principal Balance   # of
                       Principal Balance                         Loans
--------------------------------------------------------------------------
                  600          199,767.05               1.02%           1
                 1541          138,509.63               0.71%           2
                 2759           53,750.00               0.28%           1
                 3993          144,523.52               0.74%           1
                 4449           94,570.72               0.49%           1
                 4581          218,063.37               1.12%           1
                 4953          161,500.00               0.83%           1
                 4993          199,790.60               1.03%           1
                 5032          171,793.60               0.88%           1
                 5331           97,225.49               0.50%           1
                 5411        1,183,785.62               6.07%           7
                 5541        1,315,571.71               6.75%           9
                 5591          136,250.00               0.70%           1
                 5712          153,000.00               0.78%           1
                 5713           82,256.43               0.42%           1
                 5719          275,007.50               1.41%           1
                 5812        3,308,120.61              16.97%          17
                 5813          131,250.00               0.67%           1
                 5995           97,500.00               0.50%           1
                 6512          250,000.00               1.28%           1
                 7011        8,666,861.80              44.46%          32
                 7211          183,087.79               0.94%           2
                 7212            1,950.44               0.01%           1
                 7334          186,612.28               0.96%           1
                 7513           65,031.67               0.33%           1


                                      -53-

                 7538          199,651.70               1.02%           1
                 7542          433,150.45               2.22%           3
                 7543            2,535.17               0.01%           1
                 7699          115,236.32               0.59%           1
                 7948          349,545.29               1.79%           1
                 7992          105,334.47               0.54%           1
                 7999           68,639.15               0.35%           1
                 8051          252,961.68               1.30%           2
                 8059          448,717.46               2.30%           2

                            19,491,551.52             100.00%          101
                          ================           =========        =====



Subsequent SBA Loans

                  The Subsequent SBA Loans to be included in the Trust Fund are expected to have the following characteristics as of their related Cut-Off Dates (unless otherwise indicated).1

Range of weighted average original Unguaranteed Interest.....$100,000 - $300,000
Range of original Unguaranteed Interest.......................$25,000 - $750,000
Range of weighted average Note Rate..............................10.25% - 11.25%
Range of Note Rates..............................................10.00% - 11.25%
Range of weighted average ages...........................................0-3 mo.
Range of ages............................................................0-6 mo.
Range of weighted average original terms.............................200-300 mo.
Range of original terms...............................................84-300 mo.
Range of weighted average gross margins................................2.5-2.75%
Range of gross margins.................................................2.0-2.75%
Range of weighted average original undiscounted LTV ratios................60-85%
Range of original undiscounted LTV ratios................................40-110%


------------
1
The actual characteristics of the Subsequent SBA Loans to be included in the Trust Fund may vary somewhat from the characteristics presented.

          The following table sets forth the Prime Rate for the first business day of each of the following calendar quarters as reported in The Wall Street
Journal:

               1995              1996               1997                    1998
             ----               ----                ----                   ----
Quarter

1st           8.50%           8.50%               8.25%                    8.50%

2nd           9.00%           8.25%               8.50%                    8.50%

3rd           9.00%           8.25%               8.50%                    8.50%

4th           8.75%           8.25%               8.50%                    8.25%

The values set forth in the table above are historical and may not be indicative of future values of the Prime Rate.

                              THE SBA LOAN PROGRAM

General

                  The Small Business Act of 1953 (the "Act"), which created the Small Business Administration, also established the general business loan program under Section 7(a) of the Act (the "Section 7(a) Program"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the Section 7(a) Program can be used to construct, expand or convert facilities, to purchase building equipment or materials or to finance machinery and equipment, business acquisitions and inventory. Money lent under the Section 7(a) Program also can be used for working capital.

The Section 7(a) Loan Guaranty Programs

                  The SBA administers three levels of lender participation in the Section 7(a) Program. Under the first level, known as the Guaranteed Participant Program, the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications.

                  Under the second level of lender participation, known as the Certified Lender Program, the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program.

                  Under the third level of lender participation, known as the Preferred Lender Program, the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional portfolio quality and volume requirements. The granting of Preferred Lender status is based upon a lender's ability to originate and service loans in a particular territory to the satisfaction of the SBA.

Section 7(a) Loan Parameters

                  Under each of the Guaranteed Participant, Certified Lender and Preferred Lender Programs, the SBA currently guarantees loans up to 75%, subject to a per borrower guaranty maximum of $750,000. These limits have varied from time to time. Loans originated under the Section 7(a) Program can bear either fixed or adjustable rates of interest, as negotiated between the lender and the borrower at origination. Adjustable-rate loans generally adjust on the first business day of each calendar quarter based on a specified margin over the lowest prime rate, as published in The Wall Street Journal. For loans made pursuant to the Guaranteed Participant, Certified Lender or Preferred Lender Programs, this margin generally does not exceed 2.75% per annum.

                  Terms to maturity for guaranteed loans vary depending upon the use of proceeds and an evaluation of the borrower's ability to repay the loan. For instance, working capital loans are limited to seven year terms unless an extension is obtained, which can increase the term to a maximum of 10 years. Real estate loans generally have terms up to 25 years, and machinery and equipment loans generally have a maximum term of 15 years. If the loan proceeds are to be used for multiple qualifying purposes, a blended term based on the foregoing criteria may be offered by the Lender.

The Seller's Participation in SBA Section 7(a) Program

                  The SBA Loans are partially guaranteed by the SBA pursuant to a Small Business Administration Loan Guaranty Agreement (Deferred Participation) (SBA Form 750), dated March 27, 1997, and a Supplemental Guarantee Agreement Preferred Lender Program (SBA Form 1347), dated August 1, 1997, each by and between the Seller and the SBA, and pertinent SBA regulations found at 13 C.F.R.
Part 120.

                  The Seller has Preferred Lender status with the SBA in the areas served by the following SBA district offices: Richmond, Virginia; Miami and, Jacksonville, Florida; Atlanta, Georgia; Chicago and Springfield, Illinois; Denver, Colorado; St. Louis, Springfield and Kansas City, Missouri; Wichita, Kansas; Omaha, Nebraska; Des Moines and Cedar Rapids, Iowa; Albuquerque, New Mexico; Oklahoma City, Oklahoma; Little Rock, Arkansas; Newark, New Jersey; Pittsburgh, Pennsylvania; Baltimore, Maryland; Clarksburg, West Virginia, Louisville, Kentucky; Birmingham, Alabama; Columbia, South Carolina; Nashville, Tennessee; Indianapolis, Indiana; New Orleans, Louisiana; Las Vegas, Nevada; District of Columbia; three districts in New York including Rochester and Syracuse; and seven districts in Texas, including Houston, Dallas and Austin. See "The Seller" herein.


                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

                  The value of an investment in the Class A Certificates may be affected by, among other things, a change in interest rates. If interest rates fall below the then current Note Rates on the SBA Loans, the rate of prepayment on such SBA Loans may increase. Prepayments, delinquencies and defaults may also be influenced by a number of other factors including economic conditions.

                  On each Remittance Date, the Certificateholders are entitled to receive 30 days' interest on the Class A or Class B Principal Balance, as the case may be, immediately prior to such Remittance Date at the applicable Class A or Class B Remittance Rate, subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein. This is the case even if Principal Prepayments or Curtailments are received with respect to the SBA Loans during the related Due Period. With respect to such Principal Prepayments and Curtailments the Servicer will remit to the Trustee for deposit in the Certificate Account, from amounts otherwise payable to it as servicing compensation, Compensating Interest as described under "Description of the Agreement and the Certificates--Payments on the SBA Loans; Distributions on the Certificates" herein.

                  For the Certificates, the net effect of each distribution respecting interest generally will be the pass-through on each Remittance Date to each Certificateholder of an amount which is equal to 30 days' interest at the Class A or Class B Remittance Rate, as the case may be, subject to the adjustments described herein.

                  The Excess Spread on the guaranteed portions of the SBA ss. 7(a) Loans will be available to make up shortfalls in amounts to which Certificateholders are entitled on Remittance Dates. The amount of Excess Spread varies from loan to loan and will be eliminated when a borrower prepays a loan in full. In addition, the Excess Spread on an SBA ss. 7(a) Loan in default will be paid by the SBA until the purchase by the SBA of the related Guaranteed Interest (up to 120 days of accrued interest).

                  With respect to SBA ss. 7(a) Loans for which the Guaranteed Interest was sold in the secondary market on or after September 1, 1993 (unless the related SBA ss. 7(a) Loan was approved by the SBA on or after October 12,
1995) and SBA ss. 7(a) Loans approved by the SBA on or after October 12, 1995, regardless of whether they were sold in the Secondary Market (the "Additional Fee SBA Loans"), a fee equal to 40 basis points or 50 basis points, respectively, per annum on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loans (the "Additional Fee") is required to be paid by the Seller to the SBA. Although such Additional Fee is the responsibility of the Seller, the Additional Fee will be funded from the interest received by the related Obligor. Accordingly, any such Additional Fee will reduce the Excess Spread on the related SBA ss. 7(a) Loan.

                  Unscheduled payments, delinquencies and defaults on the SBA Loans and distributions from the Pre-Funding Account, if any, on the Remittance Dates in January 1999, February 1999 and March 1999 and the Special Remittance Date will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, on any Remittance Date on or after the date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the initial Pre-Funded Amount, if any, purchase from the Trust Fund all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of (x) 100% of the then outstanding Class A and Class B Principal Balances, and (y) 30 days' interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"). See "Description of the Agreement and the Certificates--Termination; Purchase of SBA Loans" herein. However, because the SBA Loans may prepay, the weighted average life of the Certificates or the date on which the outstanding aggregate principal balances of the Unguaranteed Interests will be less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Pre-Funding Amount, if any, cannot be determined.

                  None of the SBA Loans are balloon loans and each is fully amortizing in accordance with its terms. The SBA Loans may be prepaid at any time without payment of a prepayment fee or penalty. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions. Prepayments, liquidations and purchases of the Unguaranteed Interests will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the SBA Loans.

                  The final scheduled Remittance Date for the Certificates is January 2025, which is the date on which the principal balances of the Class A and Class B Certificates would be reduced to zero, assuming that no prepayments are received on the SBA Loans and that distributions of principal of and interest on each of the SBA Loans are timely received. The weighted average life of the Certificates is likely to be shorter than would be the case if payments actually made on the SBA Loans conformed to the foregoing assumptions, and the final Remittance Date with respect to the Certificates could occur significantly earlier than the final scheduled Remittance Date because (i) prepayments are likely to occur, and (ii) the Servicer may cause a termination of the Trust Fund as described above.

                  The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the Closing Date to the date on which each dollar in respect of principal of such Certificate is repaid. The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal payments (including Monthly Payments, Principal Prepayments, Excess Payments and Curtailments) are made on the SBA Loans.

                  Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this Memorandum, the Constant Prepayment Rate ("CPR") , represents an assumed constant rate of prepayment per annum relative to the then outstanding principal balance of a pool of new SBA loans. The CPR does not purport to be either a historical description of the prepayment experience of any pool of SBA loans or a prediction of the anticipated rate of prepayment of any pool of SBA loans, including the SBA Loans.

                  The Seller makes no representation as to the particular factors that will affect the prepayment of the SBA Loans, as to the percentage of the principal balance of the SBA Loans that will be paid as of any date or as to the overall rate of prepayment on the SBA Loans.

                  Greater  than   anticipated   prepayments  of  principal  will
increase the yield on Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the SBA Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Certificates also will be affected by the amount and timing of delinquencies and defaults on the SBA Loans and the recoveries, if any, on defaulted SBA Loans and foreclosed properties. Delinquencies and defaults generally will slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted SBA Loans and foreclosed properties result in principal payments on the Certificates faster than otherwise scheduled.

                  The following table under the heading "Weighted Average Lives of the Class A Certificates" assumes, among other things, that (i) (a) the scheduled interest payment in each month for each SBA Loan has been based on the outstanding balance as of the first day of the month preceding the month of such payment, (b) the initial weighted average Note Rate for the SBA Loans delivered at closing for the January 1999 scheduled payments is 10.96% per the chart below, and (c) thereafter, the scheduled payments and remaining term to stated maturity for each SBA loan is as set forth below (rather than based on the actual SBA Loan characteristics) so that such scheduled payments would amortize the remaining balance by its stated maturity date, (ii) scheduled monthly payments of principal and interest on the SBA Loans will be timely received on the first day of each month (with no defaults), commencing on the Cut-Off Date,
(iii) the Servicer does not exercise its option to purchase the Unguaranteed Interests and thereby cause a termination of the Agreement, (iv) principal prepayments on the SBA Loans represent prepayments in full of individual SBA Loans and will be received on the last day of each month commencing December 31, 1998 at the respective percentages of CPR set forth in the table and (v) the Certificates will be issued on December 30, 1998. The following table also assumes that the Pre-Funding Account is established, the original Pre-Funding Amount equals its maximum permitted amount and the entire Pre-Funded Amount is used to purchase SBA ss.7(a) Loans at the end of the Pre-Funding Period.

  Note Rate      Gross Margin           Balance          Remaining Term
------------   ---------------     ---------------     ------------------
   10.96%         2.71%            $21,431,228.10           271 mon.


                  Based upon the foregoing assumptions, some or all of which are unlikely to reflect actual experience, the following table indicates the projected weighted average lives of each Class of Certificates at various CPRs.

As used in the table, 0% CPR indicates no Principal Prepayments, Curtailments or Excess Payments. The Class A and Class B Certificates were priced assuming 12.0% CPR.

Weighted Average Lives of the Class A Certificates


                 Weighted Average Life        Earliest Retirement at Servicer's
  CPR                (Years) (1)                        Option (2)
  -------      ------------------------      ----------------------------------

  0%                    15.40                               September 2020
  8%                     8.41                               December 2016
 12%                     6.62                               December 2013
 16%                     5.39                               April 2011


(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each payment of principal by the number of years from the date of issuance to the related Remittance Date, (ii) summing the results, and (iii) dividing the sum by the total principal distributions.

(2) Assuming early termination of the Trust Fund when the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) Original Pool Principal Balance and (ii) the initial Pre-Funded Amount, if any.

Since the individual characteristics of the SBA Loans will not correspond to those assumed above, the actual weighted average lives and the earliest retirement dates of the Certificates will vary from those of the underlying SBA Loans even if any indicated CPR is met. In addition, there is no assurance that Principal Prepayments, Curtailments or Excess Payments will occur, or, if they do occur, that they will occur at a constant rate approximating any of the indicated CPRs.


                                   THE SELLER

                  Business Loan Center, Inc., a Delaware corporation (the "Seller"), originates and services SBA loans. The Seller is a wholly-owned subsidiary of BLC Financial Services, Inc., a Delaware corporation (the "Parent"). The Seller is headquartered at 645 Madison Avenue, New York, New York, 10022 and its telephone number is 212-751-5626.

                  The Parent is a publicly-traded corporation the principal asset of which is its ownership of the Seller. In addition, BLC Financial Network, Inc., BLC Financial Network of Florida, Inc., BLC Financial Network of Mid-America, Inc., Business Loan Center Financial Corp. and Business Loan Center Financial Corp. II are wholly-owned subsidiaries of the Parent. The Parent also wholly-owns BLC Capital Corporation, a Delaware corporation originating and servicing loans not meeting the Seller's criteria for SBA loans, and BLC Commercial Capital Corporation, a Florida corporation which participates in the United States Department of Agriculture Business & Industry Guaranteed Loan Program.

                  The Seller or its predecessors began originating loans under the SBA program in 1987.

                  The Seller has Preferred Lender Status with the SBA in the areas served by the following SBA district offices: Richmond, Virginia; Miami and, Jacksonville, Florida; Atlanta, Georgia; Chicago and Springfield, Illinois;

Denver, Colorado; St. Louis, Springfield and Kansas City, Missouri; Wichita, Kansas; Omaha, Nebraska; Des Moines and Cedar Rapids, Iowa; Albuquerque, New Mexico; Oklahoma City, Oklahoma; Little Rock, Arkansas; Newark, New Jersey; Pittsburgh, Pennsylvania; Baltimore, Maryland; Clarksburg, West Virginia, Louisville, Kentucky; Birmingham, Alabama; Columbia, South Carolina; Nashville, Tennessee; Indianapolis, Indiana; New Orleans, Louisiana; Las Vegas, Nevada; District of Columbia; three districts in New York including Rochester and Syracuse; and seven districts in Texas, including Houston, Dallas and Austin.

                  The Seller operates through affiliates in its referral network as described below under "Origination" herein. The Seller's Mid-Atlantic and Northeastern Region is operated through its BLC Financial Network, Inc. affiliate, a Delaware corporation maintaining corporate facilities in Richmond, Virginia. The Seller's Southeastern Region is operated through its BLC Financial Network of Florida, Inc. affiliate, a Florida corporation maintaining corporate facilities in Panama City Beach, Florida. The Seller's Middle America Region is operates through its BLC Financial Network of Mid-America, Inc. affiliate, a Kansas corporation maintaining corporate facilities in Wichita, Kansas.

                  During fiscal years ending 1994, 1995, 1996, 1997 and 1998, the Seller originated 38, 51, 41, 74 and 135 SBA loans, respectively, with an aggregate principal amount of approximately $13.5 million, $20.0 million, $18.5 million, $42.3 million and $87.0 million, respectively. At June 30, 1994, 1995, 1996, 1997 and 1998, the Seller was servicing a portfolio of SBA loans aggregating approximately $38.8 million, $56.1 million, $67.0 million, $98.0 million and $169.0 million, respectively.


                   THE SBA LOAN LENDING PROGRAM OF THE SELLER

                  As of the Statistical Calculation Date, the Seller originated approximately 25.48% and 73.69% of its SBA loans under the Guaranteed Lender Program ("GLP") and Preferred Lender Program ("PLP"), respectively. The Seller applies the same level of loan review and documentation for all loans, regardless of the Program under which they were originated.

                  The primary source of loan origination for the Seller is through a referral network that includes three subsidiaries of the Parent, each of which focuses on one of the Seller's regions described above. In addition, the Seller may generate originations through loan brokers, advertising and prior relationships between the Seller and borrowers. Loan brokers, real estate brokers and loan representatives are often paid commissions for origination.

                  Loan officers and underwriters employed by the Parent's subsidiaries are responsible for analyzing the creditworthiness of proposed borrowers and preparing loan summaries, which include a credit analysis (including a description of the collateral), purpose of the loan, strengths and weaknesses of the credit and eligibility for the applicable SBA program. In addition, for each proposed loan the loan officers perform a collateral analysis, financial analysis (including historical debt-service coverage and net worth ratios), personal resource analysis and corporate and personal credit checks. Personal financial statements and resumes are required of each owner of 20% or more of a proposed borrower and of each guarantor. Principals of the borrower are required to provide their tax returns for the most recent years.

                  Loan applications deemed creditworthy after the initial analysis are forwarded to the Seller's loan committee for further review, Loan Committee-approved applications are submitted to the SBA for approval, except in the case of loans made pursuant to the PLP, in which case SBA prior approval is not required.

                  Loan  packagers  employed  by the  Parent's  subsidiaries  are responsible for assembling documentation and preparing the standard SBA submission package. The loan packagers also help to ensure that any deficiencies or conditions noted in the Seller's internal approval process or by the SBA are remedied and/or complied with prior to closing.

                  SBA loans originated by the Seller generally range in size from approximately $25,000 to $1.5 million. Average loan sizes for origination during the fiscal years ended 1994, 1995, 1996, 1997 and 1998 were approximately $355,000, $392,000, $451,000, $572,000 and $644,000, respectively.

                  The closings of SBA Loans for the Seller are supervised by loan closing officers. Neither the annual salaries nor the annual bonuses of such officers (if any) are determined on the basis of volume of closings. Unless otherwise approved by the BLC president, all closings are attended by the Seller's outside attorney or a representative of such attorney's firm.

                  Once a loan is funded, the complete original files (credit and legal) are forwarded promptly to the Servicing Department in New York. When the loan package is received, the final physical file is established in a uniform manner, and a computerized "tickler system" tracks follow-up items, such as UCC filing renewals, insurance policy expirations and deeds of trust or mortgage recording. The tickler system alerts the Seller's officers to make the appropriate and timely renewals for each of these items.

Loan Purpose and Collateral for SBA ss. 7(a) Loans

                  The Seller makes commercial real estate loans, general-purpose small business loans, equipment loans and working capital loans under the SBA guaranty program. The SBA loans made by the Seller are to borrowers in a wide range of industries, including lodging, service stations/convenience stores, restaurants, retail, building, automotive, entertainment and care sectors.

                  Collateral for the SBA loans generally includes first mortgages (and where the Seller deems appropriate, junior mortgages) on Commercial Properties, first and junior mortgages on Residential Properties and liens on machinery and equipment, accounts receivable and inventory. All SBA loans are generally also personally guaranteed by one or more principals of the borrower.

Competition and Market Area

                  Some of the Seller's main competitors are The Money Store, AT&T Capital Corporation, GE Capital, Heller First Capital Corporation and numerous banks. The Seller operates from 14 lending locations that are geographically dispersed so that the Seller can effectively lend throughout the United States.

                  The  Seller  originates  loans  to a  variety  of  industries.
However, based upon its loss experience and economic forecasts obtained from industry associations, chambers of commerce, academic institutions, governmental entities and others, the Seller may de-emphasize lending in certain regions or industries from time to time. The Seller also periodically has refined its underwriting guidelines to either exclude or to more closely scrutinize certain high risk ventures.

Underwriting Criteria for SBA ss. 7(a) Loans

                  The Seller seeks to control two risks through its underwriting standards: (i) default of the actual credit and (ii) SBA repudiation of its guaranty due to ineligibility, noncompliance with SBA lending regulations or poor documentation. The Seller's underwriting emphasizes the ability of the borrower to repay the loan from the cash flow of the business. The Seller also examines whether the borrower possesses a significant equity stake in the business, the capital position of the borrower, the character of the principals and their relevant management experience, collateral value and the credit history of the borrower and its principals. The Seller has established review procedures to help ensure that all loans that it originates or acquires comply with the requirements of the SBA.

                  Loan officers evaluate each applicant's financial statements, credit reports, business plans and other data to determine if the credit and collateral satisfy the Seller's standards. Where audited financial statements are not available for a borrower, the Seller may review the uncertified financial statements of such borrower, or such borrower's tax returns. These standards include historical debt-service coverage, reasonableness of projections (typically on a three-year basis), strength of management and sufficiency of secondary repayment, as well as the SBA's eligibility rules. The Seller does not require every borrower to satisfy an identical set of financial tests or ratios.

                  The Seller's loan officers assess the reasonableness of projections based primarily upon (i) their experience with other similar loans in the same industry and area, (ii) their knowledge of the industry of the applicant, (iii) their general experience in assessing small business loans and
(iv) the business experience of the applicant. The qualification of an applicant to prepare such projections is generally based upon the applicant's experience in the business area and market for which the loan is requested. Some applicants prepare projections with the assistance of accountants, business consultants and/or franchisors, while some applicants obtain no such assistance. Typically, there is no independent third party review of such projections.

                  The Seller attempts, to the extent possible, to obtain a first lien on substantially all of the business assets of each borrower, including its commercial real estate, machinery and equipment, inventory and accounts receivable. In some instances subordination of the lien is permitted to allow borrowers to obtain short-term financing with these assets from other sources. The Seller may also obtain liens on residential properties owned by, and personal guarantees of, principals of the borrower. The Seller relies more heavily on collateral values when considering a loan to a start-up or early-stage business. Life insurance coverage on principals of the borrower is often required to augment the collateral coverage.

                  In evaluating the adequacy of collateral for an SBA loan, the Seller estimates liquidation values for the various types of collateral. As a basis for such estimates, the Seller obtains from an appraiser selected or approved by the Seller a current third-party appraisal of significant real estate assets. Loan officers also generally will conduct an on-site inspection of the collateral. Financial statements and current purchase prices are used in establishing a fair market value for other types of collateral. The Seller then discounts such fair market values (prior to deducting any prior liens on the collateral) by applying liquidation percentages that generally fall within the following ranges:

                                                        Percent of
       Collateral Type                              Fair Market Value
       ---------------                              -----------------
       Commercial land and buildings                         70-80%
       Personal real estate                                  70-80
       Leasehold improvements                                 0-15
       Good will intangibles                                  0
       Accounts receivable                                    0
       Inventory                                             10-50
       Machinery and equipment                               30-60
       Furniture and fixtures                                10-40

                  Appraisals of commercial real estate in transactions of $100,000 or more are generally required to be performed by either a state-certified or a state-licensed appraiser. Exceptions are granted with senior approval if qualified appraisers are not available and the person making the appraisal has demonstrated experience to the satisfaction of the Seller or if other collateral or factors in the proposed loan make the real estate collateral relatively unimportant. Generally, no third-party appraisals of owner-occupied residences are required unless the residence is the primary or a substantial portion of collateral for the loan. Required appraisals of owner-occupied residential properties are made by either state-certified or state-licensed appraisers. In addition to appraisals, prior to the funding of any SBA Loan, representatives of the Seller generally perform a site inspection to determine the appropriateness of the location for the proposed business use, observe the economic conditions of the local market and inspect the property for obvious structural defects or environmental issues (as discussed further below).

Servicing and Collections of SBA ss. 7(a) Loans

                  The Seller services all the SBA loans it originates. Servicing includes collecting payments from borrowers, remitting payments on Guaranteed Interests to the FTA, accounting for principal and interest, contacting delinquent borrowers and supervising foreclosures. A computerized "tickler" system is maintained for each loan. Such tickler system produces status reports of required actions with respect to each loan, as well as billing statements, payment receipts, past due notices and other notices to borrowers.

                  Each quarter and in certain instances, monthly, borrowers are sent payment change notices showing the interest rate for the next quarter or month, the outstanding loan balance, the next payment adjustment date and the monthly payment for that period (apportioned for interest and principal). Billing notices are sent monthly to borrowers.

                  The Servicing Department is responsible for all post-closing follow-up until the loan is repaid. These duties include tracking receipt of payments, tracking field visits, analyzing post-closing financials, reviewing UCC filings and coordinating post-closing borrower requests with the SBA (e.g., exchanges of collateral or assumptions). In addition, the regional offices typically conduct field visits to the borrower's place of business at least once a year. The initial post-closing visit generally is scheduled prior to the end of the first year after final funding to review the servicing process and requirements of the Seller. Finally, all loan documents require that borrowers submit updated financial statements at least annually, which are reviewed by loan servicing officers to determine debt-service-coverage ratios and compliance with loan covenants. The Seller does not generally obtain independent appraisals of a borrower's collateral subsequent to the closing of the relevant loan.

                  Delinquency reports are generated daily. The following is a general description of the Servicer's policy toward delinquencies and is subject to exceptions. On the tenth day following a missed payment, the Seller begins to charge late fees to the borrower (as permitted by the note agreement) and a loan officer contacts the borrower by telephone. On the twentieth day following a missed payment, a past due notice is automatically mailed to the borrower. On the 25th day following delinquency, loans are put on a watch list and on the 30th day a senior loan officer contacts the borrower. On or before the 60th day following a missed payment, the Seller will notify the SBA of the delinquency, and will discuss with the SBA the range of available and appropriate recovery strategies, including the possibility of foreclosure. Foreclosure proceedings are generally begun within 120 days after the related SBA Loan has become past due.

Workouts and Liquidations of SBA  ss. 7(a) Loans

                  When an SBA Loan becomes 90 days past due, the Seller generally initiates procedures that result in the SBA's repurchase of the Guaranteed Interest of the defaulted SBA loan from the holder thereof, which is usually a secondary market investor. In most cases the repurchase process takes 30 to 60 days to complete. The SBA tries to minimize the repurchase time frame because it pays accrued interest (up to 120 days) on the guaranteed portion of the loan (including the related Excess Spread) until the loan is repurchased. After it has repurchased a Guaranteed Interest, the SBA owns a direct participation in the related loan.

                  A loan officer is assigned the responsibility for the workout or liquidation if an SBA loan becomes 45 days delinquent. The loan workout officer evaluates the borrower's corporate and personal liability to repay and then formulates an appropriate workout plan. Generally, workout plans indicate the expected recovery time period and the possibility of an assumption of the debt by a third-party; plans also include liquidation options. As discussed herein, the workout plan may include the deferral of loan payments. If a workout plan is achieved and the loan is returned to performing status, the account is returned to normal portfolio status in the Servicing Department.

                  In formulating workout plans, the Seller may assess the value of the collateral through a variety of sources, which may include brokers, appraisers and other market sources. The Seller may also take steps to help protect the value of the collateral, such as performing site visits, appraising properties, ensuring payment of taxes and, where appropriate, maintaining insurance.

                  However, the SBA generally is reluctant to allow foreclosure on a personal residence until all other avenues have been pursued.

                  The Seller views all SBA loans as small business loans and, even if secured by commercial real estate, not as commercial mortgage loans. Accordingly, the workout is more complex and the period to recovery or reinstatement takes longer than for typical commercial mortgage loans. If a borrower is uncooperative or the business is not viable, the Seller prepares a liquidation plan and determines the likely recovery value and best method of liquidation.

                  The length of the workout is determined primarily by the complexity and long-term viability of the business, as well as the bankruptcy status of the borrower. Because each workout is unique, it is difficult to predict accurately the period of time required to complete a workout of a typical SBA loan.

                  In certain cases, the Seller may forbear payments of interest and principal for a period of three to six months if the borrower is experiencing temporary difficulties. See "The SBA Loan Pool Certain Characteristics of the SBA Loan Pool." Under SBA servicing policy, a lender has unilateral authority to defer loans for up to 90 days. Past 90 days, a lender must obtain approval from the investors and the SBA in the guaranteed portions. For deferments in excess of 180 days, SBA approval must be obtained for loans not sold into the secondary markets.

Environmental Policy

                  The Seller has developed an environmental credit policy to help minimize potential environmental liabilities in respect of SBA Loans, whether secured by commercial real property or otherwise. This policy conforms to the environmental requirements set by the SBA. The Seller will generally obtain a Phase I environmental report on the property. A Phase I environmental report describes the results of an audit of the related property performed by a licensed environmental assessment firm selected by the Seller, which audit includes (i) an inspection of the related and adjacent properties; (ii) a historical review of site records; (iii) a review of files or regulatory agencies concerning the site; and (iv) interviews with individuals knowledgeable about the site use and operations. In the case of loans classified as "low-risk" or "medium-risk" by the Seller, the obtaining of a Phase I environmental report is optional. Loans classified as "High risk" by the Seller may only be made with the approval of a loan committee after the weighing of factors such as the nature and extent of risk, cost of remediation, value of other collateral, quality of indemnities, the size of the loan and other credit qualities.

                  In preparing a Phase I environmental report, the licensed environmental assessment firm may contact the United States Environmental Protection Agency, state and local water control authorities, state and local environmental departments and local fire departments to ascertain whether a particular property has an environmental problem and, if so, the nature thereof. The Seller typically does not contact such authorities unless an environmental problem has been revealed.

                  In the Agreement, the Seller will represent and warrant that at the time of origination of each SBA Loan, the related commercial real property was either (1) free of contamination from toxic substances or hazardous wastes or (2) that any such contamination would not have a material adverse effect on the Trust Fund or the Certificateholders. The Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes, it will not foreclose upon the related SBA Loan or become involved in operations or management of an Obligor to the extent such involvement would cause the Servicer to be deemed an "owner or operator" within the meaning of the applicable environmental laws until after it obtains a Phase I environmental report.

Delinquency Experience

                  The following table sets forth the Seller's delinquency and charge-off experience with respect to its portfolio of SBA Loans as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the SBA Loans will be similar to that reflected in the table below.

                      SBA Loan Delinquents and Charge-Offs
                             (Dollars in thousands)

                    As of October 31, 1998 and for the Years
                               Ended December 31,

                             1995         1996           1997      10/31/98
                            ----------  ----------    ---------    ------------
45-59 days past due(1)      0.62%        0.52%         0.82%          0.62%
60-89 days past due(1)      1.09%        0.00%         0.00%          0.21%
90+ days past due(1)        2.03%        0.00%         5.94%          6.78%
Loan charged-off, net     $47,435.59   $177,009.41   $476,947.84   $55,706.42
Loans charged-off, net,
as a
percentage of the SBA
unguaranteed
interests(2)                0.42%        1.14%          1.44%          0.11%
Total SBA Loan serviced
portfolio(3)
                         $57,454,044   $69,193,272   $130,842,110   $192,345,095
                        ===========    ===========    ===========   ============

----------------
(1) The delinquency percentages are calculated based upon the aggregate guaranteed and unguaranteed interests of the SBA loans which are delinquent by the number of days indicated divided by total aggregate principal balance of the guaranteed and unguaranteed interests of the SBA loans contained in the Seller's SBA loan portfolio.

(2) Amounts shown are the aggregate principal balances of the unguaranteed interests of loans in the Seller's SBA loan portfolio on the last day of the related period.

(3) The percentage of loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of the principal portion of unguaranteed interests contained in the Seller's SBA loan portfolio.

Certain Litigation

                  From time to time, the Seller is involved in various legal actions arising in the ordinary course of its business that, in the aggregate, involve amounts that the Seller believes to be immaterial to its financial condition.


                DESCRIPTION OF THE AGREEMENT AND THE CERTIFICATES

General

                  The Certificates will be issued by a Trust Fund organized and existing under the laws of the State of New York. Each Certificate represents a certain fractional undivided ownership interest in the Trust Fund created and held pursuant to the Agreement, subject to the limits and the priority of distribution described therein. The Trust Fund consists primarily of the right to receive the Unguaranteed Interests in such SBA Loans as are from time to time subject to the Agreement, together with all proceeds thereof and certain related assets.

                  The Certificates will not represent obligations of the Seller, any of its affiliates or the SBA.

                  The Class A Certificates will be issued in definitive form in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

                  The Servicer will be responsible for ensuring that each SBA Loan is serviced in accordance with the Agreement and the SBA Rules and Regulations.

Assignment of SBA Loans

                  Pursuant to the Agreement, on the Closing Date the Seller will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders and the SBA, all right, title and interest of the Seller to the Unguaranteed Interest of each SBA Loan listed on a Schedule to the Agreement and all right, title and interest in and to all actual payments collected on and after the Cut-Off Date with respect to such Unguaranteed Interests, even if such payments relate in whole or part to periods prior to the Cut-Off Date.

                  In addition, during the Funding Period pursuant to the Agreement, the Seller will be obligated to sell to the Trust Fund the Unguaranteed Interest of each Subsequent SBA Loan having an aggregate principal balance not to exceed approximately $5 million to the extent that such Unguaranteed Interests are available. During the Funding Period, on each date specified by the Seller (each, a "Subsequent Transfer Date"), subject to the conditions set forth in the Agreement, the Seller will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders and the SBA, all right, title and interest of the Seller to the Unguaranteed Interest of each such Subsequent SBA Loan to be transferred on such date and all right, title and interest in and to all actual payments collected on and after the Cut-Off Date with respect to such Unguaranteed Interests, even if such payments relate in whole or in part to periods prior to the related Cut-Off Date. The purchase price payable by the Trust Fund to the Seller for the Unguaranteed Interest of each Subsequent SBA Loan will equal the aggregate principal balance of such Unguaranteed Interest. The purchase price will be payable solely from funds withdrawn from the Pre-Funding Account.

                  In connection with such transfer and assignment, on the Closing Date (or, with respect to a Subsequent SBA Loan, in the case of (a) below, at or prior to the related Subsequent Transfer Date) the Seller will deliver to the Trustee or, with respect to the SBA Notes being delivered pursuant to (a) below, to the FTA, the following documents with respect to each SBA Loan (collectively, the "Trustee's Document File"):

                  (a) The original SBA Note, endorsed by means of an allonge as follows: "Pay to the order of Marine Midland Bank and its successors and assigns, as trustee under that certain Pooling and Servicing Agreement dated as of December 23, 1998, for the benefit of the United States Small Business Administration and holders of Business Loan Center SBA Loan-Backed Certificates, Series 1998-1, Class A and Class B, as their respective interests may appear, without recourse" and signed, by facsimile or manual signature, in the name of the Seller by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Seller, if the Seller was not the originator;

                  (b) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Seller where the original has been transmitted for recording until such time as the original is returned by the public recording office or duly licensed title or escrow officer or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                  (c) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Assignment of Mortgage from the Seller endorsed as follows: "Marine Midland Bank ("Assignee"), its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of December 23, 1998, subject to the Multi-Party Agreement dated as of December 23, 1998" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for SBA Loans secured by Mortgaged Properties located in the same county), or (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the Seller where the original has been transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered to the Trustee, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated by the Seller);

                  (d) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the Seller, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the Seller where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

                  (e) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of any title insurance policies relating to the Mortgaged Properties or (ii) copies of any title insurance policies or other evidence of lien position certified as true by the Seller;

                  (f) For all SBA Loans, blanket assignment of all collateral securing the SBA Loan, including without limitation, all rights under applicable guarantees and insurance policies, if any;

                  (g) For all SBA Loans, irrevocable power of attorney from the Seller to the Trustee to execute, deliver, file or record and otherwise deal with the collateral for the SBA Loans in accordance with the Agreement. The power of attorney will be delegable by the Trustee to the Servicer and any successor servicer and will permit the Trustee or its delegate at the Trustee's request to prepare, execute and file or record UCC financing statements and notices to insurers; and

                  (h) For all SBA Loans, blanket Uniform Commercial Code UCC-1 financing statements identifying by type all Collateral for the SBA Loans in the SBA Loan Pool and naming the Trustee as secured party and the Seller as the debtor. The UCC-1 financing statements will be filed on behalf of the Seller promptly following the Closing Date in the applicable locations.

Representations and Warranties of the Seller

                  The Seller has represented to the Trustee and the Certificateholders, among other things, with respect to each SBA Loan, as of the Closing Date and as of the related Subsequent Transfer Date with respect to the Subsequent SBA Loans:

                  (1) The information with respect to each SBA Loan set forth in the SBA Loan Schedule is true and correct;

                  (2) All of the original or certified documentation required to be delivered pursuant to the Agreement (including all material documents related thereto) has been or will be delivered on or prior to the Closing Date to the Trustee or the FTA, or as otherwise provided in the Agreement;

                  (3) Except for less than approximately 1% of the SBA Loans (by principal balance of the Unguaranteed Interests as of the Statistical Calculation Date), each SBA Loan was, and each Subsequent SBA Loan will be, originated and underwritten by the Seller or its predecessors in accordance with the Seller's and the SBA's underwriting criteria set forth in "The Seller--Underwriting Criteria" herein;

                  (4) With respect to those SBA Loans secured by a Mortgaged Property, each Mortgage is a valid and subsisting lien of record on the Mortgaged Property subject only to any applicable Prior Liens on such Mortgaged Property and subject in all cases to such exceptions that generally are acceptable to banking institutions in connection with their regular commercial lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (5) With respect to those SBA Loans secured by Collateral other than a Mortgaged Property, the related Note, security agreements, if any, and UCC-1 filed with respect to such Collateral creates a valid and subsisting lien of record on such Collateral subject only to any applicable Prior Liens on such Collateral and subject in all cases to such exceptions that generally are acceptable to banking institutions in connection with their regular commercial lending activities, and such other exceptions to which similar Collateral is commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Note and UCC-1;

                  (6) Immediately prior to the transfer and assignment contemplated by the Agreement, the Seller held good and indefeasible title to, and was the sole owner of, the Unguaranteed Interest of each SBA Loan conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (4) above or other liens which will be released simultaneously with such transfer and assignment;

                  (7) As of the Cut-Off Date, no SBA Loan is 30 or more days delinquent in payment;

                  (8) To the best of the Seller's knowledge, there is no delinquent tax or assessment lien on any Mortgaged Property and each such Mortgaged Property is free of material damage and is in good repair;

                  (9) Each SBA Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Note or any related Mortgage, or the exercise of any right thereunder, render either the Note or any related Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (10) Each SBA Loan at the time it was made complied and, as of the Closing Date complies, in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the SBA Rules and Regulations;

                  (11) Pursuant to the SBA Rules and Regulations, the Seller requires that the improvements upon each Mortgaged Property which is the primary collateral for the related loan are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage;

                  (12) Pursuant to the SBA Rules and Regulations, the Seller requires that if a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, an appropriate flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier;

                  (13) Each SBA Loan conforms, and all such SBA Loans in the aggregate conform, to the descriptions thereof set forth in this Memorandum;

                  (14) The terms of the Note and the related Mortgage or other security agreement pursuant to which Collateral was pledged have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the SBA and the Certificateholders and which has been delivered to the Trustee;

                  (15) Each Mortgaged Property which is the primary collateral for the related SBA Loan was, at the time of origination of such SBA Loan, and to the best of the Seller's knowledge is, as of the Cut-Off Date, free of contamination from toxic substances or hazardous wastes or is subject to ongoing environmental rehabilitation approved by the SBA;

                  (16) With respect to each SBA Loan secured by a lien on Collateral which is not a first priority lien, either (i) no consent for the SBA Loan is required by the holder of any related Prior Lien or (ii) such consent has been obtained;

                  (17) Any related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  (18) There is no default, breach, violation or event of acceleration existing under the SBA Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Servicer nor the Seller has waived any default, breach, violation or event of acceleration;

                  (19) Each SBA Loan is secured by one or more items of Collateral and at the time the related SBA Loan was originated, the aggregate value of all Collateral securing such SBA Loan was at least equal to the original principal amount of the related SBA Loan and all Prior Liens securing the related Collateral;

                  (20) At the Closing Date (or in the case of the Subsequent SBA Loans, as of the related Subsequent Transfer Date), there is no material default (in the case of a payment default, a payment more than 45 days past due), breach, violation or event of acceleration existing under the SBA Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Servicer nor the Seller has waived any material default, breach, violation or event of acceleration (other than the deferrals described under "The SBA Loan Pool" herein);

                  (21) At origination, the realizable value of the collateral securing each SBA Loan together with the amount of each personal guarantee with respect thereto equaled or exceeded 100% of the principal amount thereof;

                  (22) Except with respect to no more than 5% of the SBA Loans, each Mortgaged Property is improved by a Commercial Property or a Residential Property and does not constitute other than real property under state law;

                  (23) For each month, the amount of interest payable by each Obligor in accordance with the terms of the related SBA Loan (net of the amount of interest payable to the related Registered Holder, the Excess Spread related to such SBA Loan, the Premium Protection Fee, the Additional Fee and the Note Custodian's Fee) plus the amount of monthly interest on amounts on deposit in the Pre-Funding Account and Capitalized Interest Account expected (based upon the lowest yielding Permitted Instrument on the Closing Date) to be earned is at least equal to the sum of (i) the amount of interest payable to the Certificateholders on the related Remittance Date, (ii) the Servicing Fee, and
(iii) the Annual Expense Escrow Amount, in each case for the same month;

                  (24) Each SBA Note will, with respect to principal payments, adjust quarterly or monthly and provide for a schedule of monthly payments which are, if timely paid, sufficient to fully amortize the principal balance of such SBA Note on its maturity date;

                  (25) Each SBA Note, related Mortgage (if any) and other agreement pursuant to which collateral is pledged as security for the related SBA Loan (if any) is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), none of which will prevent the ultimate realization of the security provided by the collateral or other agreement, and all parties to each SBA Loan had full legal capacity to execute all SBA Loan documents and convey the estate therein purported to be conveyed;

                  (26) The Servicer has caused and has agreed to continue to cause to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the SBA Loans including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee or the Seller, respectively;

                  (27) Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the related Obligor (or, subject to the Agreement, are in the process of being recorded);

                  (28) To the best of the Seller's knowledge, there are no material defaults in complying with the terms of any applicable Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

                  (29) To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the SBA Loan or the use for which the premises were intended;

                  (30) The proceeds of the SBA Loan have been fully disbursed, and there is no obligation on the part of the Seller or the Servicer to make future advances thereunder; Any and all requirements as to disbursements of any escrow funds therefor have been complied with, and all costs, fees and expenses incurred in making or closing or recording the SBA Loans were paid;

                  (31) There is no obligation on the part of the Seller or any other party (except for any guarantor of an SBA Loan) to make Monthly Payments in addition to those made by the Obligor;

                  (32) No statement, report or other document signed by the Seller or the Servicer constituting a part of the SBA File contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

                  (33) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

                  (34) No SBA Loan has a shared appreciation feature, or other contingent interest feature;

                  (35) Each SBA Loan was originated to a business located in the state identified on the SBA Loan Schedule;

                  (36) All parties which have had any interest in the SBA Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state-wherein any Mortgaged Property is located, and (2) (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) a federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

                  (37) All parties to the SBA Note and any related Mortgage or other document pursuant to which collateral was pledged had legal capacity to execute the SBA Note and any such Mortgage or other document and each SBA Note and Mortgage or other document have been duly and properly executed by such parties;

                  (38) The SBA Loan was not selected for inclusion under the Agreement from the Seller's portfolio of comparable SBA loans on any basis which would have a material adverse effect on a Certificateholder;

                  (39) All amounts received after the Cut-Off Date, to the extent required by the Agreement, shall be deposited into the Principal and Interest Account and are, as of the Closing Date, or, with respect to Subsequent SBA Loans, as of the related Subsequent Transfer Date, will be in the Principal and Interest Account;

                  (40) Each SBA Loan is personally guaranteed by a principal of the Obligor; and

                  (41) Each SBA Loan qualifies to be guaranteed by the SBA.

                  Pursuant to the Agreement, upon the discovery by the Seller, the Servicer, any Subservicer or the Trustee of a breach of any of the representations and warranties contained in the Agreement relating to the Seller or the SBA Loans which materially and adversely affects the value of the SBA Loans or the interest of the Certificateholders or the SBA in the Unguaranteed Interest of the related SBA Loan in the case of a representation or warranty relating to a particular SBA Loan (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of its discovery or its receipt of notice of any such breach, the Seller will (i) promptly cure such breach in all material respects, (ii) purchase the Unguaranteed Interest of such SBA Loan from its own funds at a price equal to the then current principal balance of the Unguaranteed Interest of such SBA Loan as of the date of purchase, plus 30 days' interest thereon at the related Adjusted SBA Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date or (iii) remove such SBA Loan from the Trust Fund and substitute one or more qualified SBA Loans. In addition, the Seller has agreed to indemnify the Trust Fund, the Trustee, the SBA and the Certificateholders, against any loss arising from a material breach of any such representation and warranty. The obligation of the Seller to so purchase or substitute and to indemnify the Certificateholders and the Trustee constitutes the sole remedy respecting a material breach of any such representation or warranty to the Certificateholders or the Trustee.

Payments on the SBA Loans; Distributions on the Certificates

                  The Agreement requires that the Servicer cause an account (the "Principal and Interest Account") to be established and maintained at one or more Eligible Deposit Accounts.

                  All funds in the Principal and Interest Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation (the "FDIC") or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Account are for the account of the Servicer.

                  The Servicer is required to deposit in the Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the SBA Loans (net of the portion thereof required to be paid to the holders of the Guaranteed Interest, the FTA's Fee, the Premium Protection Fee, the Additional Fee and the Servicing Fee and other servicing compensation payable to the Servicer as permitted by the Agreement), (ii) the Unguaranteed Percentage of all payments received after the Cut-Off Date on account of principal on the SBA Loans, including the Unguaranteed Percentage of all Excess Payments, Principal Prepayments, Curtailments, Net Liquidation Proceeds, Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor) and Released Mortgaged Property Proceeds, (iii) any amounts paid in connection with the repurchase of the Unguaranteed Interest of an SBA Loan and the amount of any adjustment for substituted SBA Loans and (iv) the amount of any losses incurred in connection with investments in Permitted Instruments.

                  The Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

                           (i) to remit  to the  Trustee  on each  Determination
                  Date (as defined below) for deposit in the Certificate Account, the portion of the Available Funds for the related Remittance Date that is net of Compensating Interest, Monthly Advances and amounts then on deposit in the Spread Account (and, with respect to the Determination Dates occurring in January 1999, February 1999 and March 1999, net of amounts then on deposit in the Pre-Funding Account and the Capitalized Interest Account);

                           (ii) to reimburse itself for any accrued unpaid Servicing Fees, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent deposited in the Principal and Interest Account (and not netted from Monthly Payments received). The Servicer's right to reimburse itself for unpaid Servicing Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the SBA Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Monthly Advances and Servicing Advances in excess of such amounts shall be limited to any late collections of interest received on the SBA Loans generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and any other amounts. The

                  Servicer's right thereto shall be subordinate to the rights of the Certificateholders and the holders of the Guaranteed Interest;

                           (iii) to withdraw any amount received from an Obligor
                  that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                           (iv) (a) to make investments in Permitted Instruments
                  and (b) to pay itself interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the Principal and Interest Account;

                           (v) to withdraw any funds  deposited in the Principal
                  and Interest Account that were not required to be deposited therein or were deposited therein in error;

                            (vi)  to  pay  itself   servicing   compensation  or
                  interest as permitted under the definition of Excess Proceeds; and

                           (vii) to clear and terminate the Principal and Interest Account upon the termination of the Agreement;

                  Not later than the close of business on each Determination Date, the Servicer will remit to the Trustee for deposit in the Certificate Account any required Monthly Advance and/or Compensating Interest.

                  The Servicer is required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property or other Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance." The Servicer is obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Servicer may recover Servicing Advances to the extent set forth in clause (ii) above.

                  On the 15th day of each month commencing in January 1999, or, if such 15th day is not a Business Day, the first Business Day immediately following (each such day being a "Remittance Date"), until the principal balances of the Class A and Class B Certificates are reduced to zero, the Trustee or Paying Agent will be required to distribute to each person in whose names a Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date") or the Closing Date for the first Remittance Date, such
Certificateholder's Percentage Interest multiplied by the amount to be distributed to the Class A or Class B Certificateholders, as the case may be on such Remittance Date as described below under "--Flow of Funds" herein.

                  Additionally, any Pre-Funded Amount remaining at the close of business on March 26, 1999 (together with accrued interest thereon at the applicable Remittance Rates) will be distributed by or on behalf of the Trustee on the Special Remittance Date to each Certificateholder. Such distribution will be made to each person in whose name a Certificate of the applicable Class is registered on February 28, 1999.

                  On each Remittance Date, the Trustee will mail to each Certificateholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Servicer and the Trustee and the loss and delinquency status of the SBA Loans. Although the information contained in such statements will be prepared by the Servicer, neither such information nor any other financial information furnished to Certificateholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant.

Certificate Account

                  The Trustee has agreed to establish and maintain in its trust department a non-interest-bearing trust account (the "Certificate Account").

Pre-Funding Account

                  The Pre-Funded Amount will be deposited on the Closing Date into the Pre-Funding Account. Amounts in the Pre-Funding Account may be used only (i) to acquire the Unguaranteed Interests in the Subsequent SBA Loans, and
(ii) to make accelerated payments of principal on the Certificates. During the Funding Period amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent SBA Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Certificates on a pro rata basis. However, any Pre-Funded Amount remaining on March 26, 1999 will be distributed as a principal prepayment on the Special Remittance Date.

                  All funds in the  Pre-Funding  Account are required to be held
(i) uninvested, up to the limits insured by the FDIC or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement; provided that any amounts held uninvested shall be, as soon as practicable, invested in "Permitted Instruments". Any investment earnings on funds in the Pre-Funding Account will be applied to payment of interest on the Certificates.

Capitalized Interest Account

                  On the Closing Date, the Seller also will make a cash deposit into the Capitalized Interest Account. The amount, if any, deposited therein will be used by the Trustee on the Remittance Dates occurring in January 1999, February 1999 and March 1999 to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average on the portion of the Class A and Class B Certificates having principal balances exceeding the principal balances of the Unguaranteed Interest, over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Certificates on each such Remittance Date. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the Seller on such Special Remittance Date.

                  All funds in the Capitalized Interest Account are required to be held (i) uninvested, up to the limits insured by the FDIC or (ii) invested in Permitted Instruments. Any investment earnings on funds in the Capitalized Interest Account will be applied to payment of interest on the Certificates.

Flow of Funds

                  The Agreement requires the Servicer to withdraw on the Determination Date preceding each Remittance Date that portion of the Available Funds in the Principal and Interest Account and to remit such amount together with the Monthly Advances and Compensating Interest for the related Remittance Date to the Trustee for deposit in the Certificate Account. Upon receipt on each Determination Date of such amount, the Trustee is required to deposit such amount into the Certificate Account.

                  On each Remittance Date the Trustee is required to withdraw from the Certificate Account the sum of (i) that portion of the Available Funds received from the Servicer, (ii) the amounts, if any, deposited therein from the Spread Account as described below under "--Spread Account" herein, (iii) any Monthly Advances as described below under "--Monthly Advances" and any Compensating Interest as described under "--Compensating Interest," (iv) amounts required to be paid by the Servicer in connection with losses on investments of amounts in the Certificate Account and (v) with respect to the Remittance Dates in January 1999, February 1999 and March 1999, the amounts, if any deposited therein from the Pre-Funding Account and the Capitalized Interest Account and make distributions thereof in the following order of priority:

                        (i) First, to the Class A Certificates in an amount up to the Class A Interest Distribution Amount;

                       (ii) Second, to the Class A Certificates in an amount up to the sum of (a) the Class A Principal Distribution Amount and (b) the Class A Carry Forward Amount;

                       (iii) Third, to the Spread Account, any remainder unless and until the amount therein equals the Specified Spread Account Requirement;

                       (iv) Fourth, to the Class B Certificates in an amount up to the Class B Interest Distribution Amount, minus the Class B Carry Forward Interest Amount;

                       (v) Fifth, to the Class B Certificates, in an amount up to the sum of (a) the Class B Principal Distribution Amount and (b) the Class B Carry-Forward Amount;

                       (vi) Sixth, to the Expense Account in an amount up to one-twelfth of the Annual Expense Escrow Amount plus any amount required to be paid to the Trustee pursuant to the Agreement resulting from insufficiencies in the Expense Account;

                       (vii) Seventh, to the Class B Certificates, the Class B Carry Forward Interest Amount;

                       (viii) Eighth, to the Servicer in an amount up to the Reimbursable Amounts;

                       (ix) Ninth, any remaining amounts to the Spread Account Depositor.

Class A and Class B Interest Distribution Amounts

                  To the extent there are amounts available for distribution to the Certificateholders on each Remittance Date the Class A Certificateholders (and after payment of principal and interest o the Class A Certificateholders and the funding of the Spread Account) the Class B Certificateholders, in that order, will be entitled to receive interest accrued for the related Interest Accrual Period at the then applicable Class A or Class B Remittance Rate on the Class A or Class B Principal Balance, as the case may be, outstanding immediately prior to such Remittance Date, subject to the adjustment set forth in the next paragraph. If, on any Remittance Date, the Class A or Class B Certificates do not receive the full amount of interest to which they are entitled, such shortfall, plus interest thereon at the then applicable Class A or Class B Remittance Rate, compounded monthly, will be added to the amount of interest they are entitled to receive on succeeding Remittance Dates. The aggregate amounts of interest payable to the Class A and Class B Certificates on each Remittance Date are referred to herein as the "Class A Interest
Distribution   Amount"   and  the   "Class  B  Interest   Distribution   Amount"
respectively.

                  Certain of the SBA Loans adjust their interest rate on a monthly basis. Accordingly, for each Remittance Date the aggregate amount of interest payable with respect to each of the SBA Loans in accordance with their terms, net of the interest payable to the holders of the Guaranteed Interest, the Excess Spread (other than the portion thereof allocated to the Servicing Fee on the Guaranteed Interest), the Servicing Fee, the Premium Protection Fee, the FTA's Fee, the Additional Fee (with respect to the Additional Fee SBA Loans), the Extra Interest (as defined below) and the fees and expenses of the Trustee allocable to such interest, might exceed or be less than the interest accrued on the SBA Loans at the weighted average Class A and Class B Remittance Rates. Any such excess or shortfall will be allocated to the Class A and Class B Certificates pro rata in accordance with the amount of interest each such Class of Certificates would otherwise be entitled to receive but for such adjustment.

                  With respect to each SBA Loan, the "Extra Interest Percentage" will equal the excess of (i) the Note Rate that would be in effect for such SBA Loan as of the Cut-Off Date (or Subsequent Cut-Off Date with respect to Subsequent SBA Loans) without giving effect to any applicable lifetime floor or cap over (ii) the sum of the rates used in determining the Servicing Fee and the Trustee's fees and expenses and the initial weighted average Class A and Class B Remittance Rates without giving effect to any applicable lifetime floor or cap.

                  For each Remittance Date, the "Extra Interest" for an SBA Loan will equal the product of (i) the principal portion of the Unguaranteed Interest of such SBA Loan for such Remittance Date and (ii) one-twelfth of the applicable Extra Interest Percentage.

Class A and Class B Principal Distribution Amounts

                  With respect to each Remittance Date, the "Class A Principal Distribution Amount" and the "Class B Principal Distribution Amount" will equal the Class A Percentage or the Class B Percentage, as the case may be, multiplied by the total of (i) the Unguaranteed Percentage of all payments and other recoveries of principal of an SBA Loan (net of amounts reimbursable to the Servicer pursuant to the Agreement) received by the Servicer or any Subservicer during the related Due Period, excluding amounts received with respect to SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer to the extent that the Class A Certificateholders or the Class B Certificateholders, as the case may be, have previously received the Class A Percentage or the Class B Percentage, as the case may be, of the principal portion of the Unguaranteed Interest of such SBA Loans; (ii) the principal portion of any Unguaranteed Interest actually purchased by the Seller for breach of a representation and warranty or other defect and actually received by the Trustee as of the related Determination Date; (iii) any adjustments with respect to substitutions of SBA Loans for which the Seller has breached a representation or warranty deposited in the Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the Unguaranteed Percentage of all losses on SBA Loans which were finally liquidated during the applicable Due Period; and

(v) the Unguaranteed Percentage of the then outstanding principal balance of any SBA Loan which, as of the first day of the related Due Period, is delinquent 24 months or determined by the Servicer to be uncollectible in whole or in part.

                  The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates will be issued in December 1998 with a December 23, 1998 Cut-Off Date and that distributions on the Certificates are made on the 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business Day, commencing January 1999):

December 23.............
                                        Cut-Off   Date.    The   Original   Pool
                                        Principal  Balance will be the aggregate
                                        principal  amount  of  the  Unguaranteed
                                        Interests   of  the  SBA  Loans  at  the
                                        opening of business on December 23, 1998
                                        after   application   of  all   payments
                                        collected on or before such date.

December  23  -  30...............
                                        The Servicer  deposits in the  Principal
                                        and   Interest   Account   all   amounts
                                        received on account of the  Unguaranteed
                                        Interests  and Excess  Spread of the SBA
                                        Loans.

December 30...................          Closing Date and first Record Date.
                                        Distribution on January 15, 1999
                                        will be made to Certificateholders of
                                        record on the Closing Date.Subsequent
                                        record dates will be the last day of the month preceding the Remittance Date.

January 13 ..................           Determination Date.  The Servicer
                                        determines the amount of principal and
                                        interest that will be distributed to the Certificateholders on January 15, and transfers funds in the Principal and Interest Account to the Trustee for deposit in the Certificate Account together with any Monthly Advances,
                                        Compensating Interest and, to the extent necessary, amounts from the Spread
                                        Account.

January 15....................          Remittance Date.  The Trustee or the
                                        Paying Agent will distribute to
                                        Certificateholders the amounts required
                                        to be distributed pursuant to the
                                        Agreement.

Spread Account

                  On the Closing Date, the Spread Account Depositor will make an initial cash deposit into the Spread Account in an amount equal to 2.5% of the Original Pool Principal Balance (the "Initial Deposit"). Thereafter, on each Remittance Date the Trustee will deposit into the Spread Account the Available Funds, if any, remaining after payment of interest and principal to the holders of the Class A Certificates, until the aggregate amount then on deposit in the Spread Account (the "Spread Account Balance") equals the sum of (i) the then outstanding principal balance of the Unguaranteed Interests of all SBA Loans 180 days or more delinquent and (ii) the greater of (a) 5.0% of the then outstanding aggregate principal balance of the Unguaranteed Interests of all the SBA Loans, or (b) 2.5% of the Original Pool Principal Balance; provided, however, that for purposes of clauses (i) and (ii)(a), there shall be excluded the principal portion of the Unguaranteed Interest of SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer, to the extent that the Certificateholders have previously received the Unguaranteed Portion of the principal balance of such SBA Loans provided, however, that in no event shall the Spread Account Balance exceed the then outstanding Class A Certificate Balance (such amount is referred to herein as the "Specified Spread Account Requirement").

                  On each Remittance Date, to the extent funds are available therefor, the Trustee will withdraw from the Spread Account for deposit into the Certificate Account the amount, if any, by which (i) the sum of (a) the Class A Interest Distribution Amount, (b) the Class A Principal Distribution Amount and
(c) the Class A Carry-Forward Amount exceeds (ii) the Available Funds for such Remittance Date (but excluding from such definition, amounts in the Spread Account).

                  To the extent that the Spread Account Balance exceeds the Specified Spread Account Requirement, such excess will be distributed to pay interest and principal to the Class B Certificates, as payment of the Trustee's fees and expenses, to pay the Servicer up to the Reimbursable Amounts and then to the Spread Account Depositor. See "Description of the Agreement and the Certificates-Flow of Funds" herein. The Spread Account Depositor will not be required to refund any amounts previously properly distributed to it, regardless of whether there are sufficient funds on a subsequent Remittance Date to make a full distribution to holders of the Class A Certificates on such Remittance Date.

                  The funding and maintenance of the Spread Account is intended to enhance the likelihood of timely payment of principal and interest to the holders of the Class A Certificates; however, if the SBA Loan Pool experiences levels of delinquencies and losses above certain scenarios, the Spread Account could be depleted, and shortfalls could result. See "Rating" herein.

Monthly Advances

                  The Servicer is required to remit to the Trustee no later than the Determination Date preceding each Remittance Date for deposit in the Certificate Account the amount of the Monthly Advance, if any, by which (i) 30 days' interest at a rate equal to the then applicable Adjusted SBA Loan Remittance Rate on the aggregate Class A and Class B Principal Balances immediately prior to the related Remittance Date (as the amount calculated pursuant to this clause (i) may be adjusted in accordance with the limits described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein) exceeds (ii) the amount received by the Servicer as of the related Record Date in respect of interest on the SBA Loans minus the interest payable to the holders of the Guaranteed Interest, the Additional Fee, the Premium Protection Fee, and the fee payable to the FTA (plus, for the Remittance Dates in January 1999, February 1999 and March 1999, the sum of (a) all funds to be transferred to the Certificate Account from the Capitalized Interest Account for such Remittance Date and (b) certain investment earnings on amounts in the Pre-Funding Account for the applicable Remittance
Date).The Servicer is not required to make monthly advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the SBA Loans.

                  Monthly Advances are reimbursable in the first instance from late collections of interest, Liquidation Proceeds, Insurance Proceeds and proceeds received by the Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related SBA Loan as to which the Monthly Advances were made.

The Servicer's right to reimbursement for such advances in excess of such amounts is limited to late collections of interest received on the SBA Loans generally; provided, however, that the Servicer's right to such reimbursement is subordinate to the rights of the Certificateholders, the holder of the Premium Protection Fee and the holders of the Guaranteed Interest. Monthly Advances are intended to provide sufficient funds for the payment of interest to the Certificateholders at the then applicable Class A or Class B Remittance Rate, plus an additional amount, if any, required to pay the fees and expenses of the Trustee.

Compensating Interest

                  Not later than each Determination Date, with respect to each SBA Loan as to which a principal prepayment in full or a Curtailment was received during the related Due Period, the Servicer is required to remit to the Trustee, from amounts otherwise payable to the Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the Unguaranteed Percentage of the related principal balance at the Adjusted SBA Loan Remittance Rate over (b) that portion of the amount of interest actually received on the Unguaranteed Interest of such SBA Loan during such Due Period and available to be paid to the Certificateholders.

Registration of Class A Certificates

                  The Class A Certificates will be issued in fully registered form. The Class A Certificates will be represented by Class A Certificates in definitive, fully registered form registered in the name of individual purchasers or their nominees.

                  The Class A Certificates will be issued only in fully registered form without exception in denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that one Class A Certificate may be in a different denomination. No service charge will be made for any registration of transfer or exchange of Class A Certificates.

                  The Class A Certificates may be presented for exchange or registration of transfer at the office of the Trustee. The Class A Certificates are exchangeable at any time into an equal aggregate principal amount of Class A Certificates of different authorized denominations. The Class A Certificates may not be sold or otherwise transferred except in accordance with the restrictions described herein under "Notice To Investors."

Servicing and Other Compensation and Payment of Expenses

                  In addition to the Servicing Fees, the Servicer is entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, certain excess amounts in the Expense Account and late payment charges. The Servicer also is entitled to retain the Premium Protection Fee on each SBA Loan. Pursuant to the Agreement, the foregoing is the maximum amount of servicing compensation available to a successor servicer.

Hazard Insurance

                  The Servicer is required under the Agreement to comply with the SBA Rules and Regulations concerning the issuance and maintenance of fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located. Such requirements vary from region to region. If at origination of an SBA Loan, to the best of the Servicer's knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) consistent with the SBA Rules and Regulations, the Servicer will require the related Obligor to purchase a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the full insurable value of the Mortgaged Property, or (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer will also be required to maintain, to the extent such insurance is available and required by the SBA Rules and Regulations, on Foreclosed Property constituting real property, fire and hazard insurance in the amounts described above and liability insurance. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Obligor in accordance with the SBA Rules and Regulations), are required to be deposited by the Servicer in the Principal and Interest Account.

Realization Upon Defaulted Mortgage

                  Subject to the SBA Rules and Regulations and with the prior written consent of the SBA (if required by the SBA Rules and Regulations), the Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the SBA of Mortgaged Properties or other Collateral relating to defaulted SBA Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. The Servicer is required to take into account the existence of any hazardous substances, hazardous wastes or solid wastes on Mortgaged Properties in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property, and will not foreclose on a Mortgaged Property where it has cause to believe such substance exists unless it has received a Phase I environmental report and such report reveals no environmental problems or such Mortgaged Property is subject to an environmental rehabilitation for which the Seller is not responsible.

Waivers and Deferments of Certain Payments

                  The Servicer has agreed to service the SBA Loans in accordance with the Agreement, the Multi-Party Agreement and the SBA Rules and Regulations.

                  The Agreement requires the Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the SBA Loans. Consistent with the foregoing and the SBA Rules and Regulations, the Servicer may in its discretion waive any assumption fee or any other fee or charge which the Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any SBA Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement and compliance with the SBA Rules and Regulations; provided, however, that the Servicer may not extend the date payments are due under an SBA Loan for more than one year past the scheduled final maturity of the related SBA Note without the consent of the SBA, if such consent is then required by the SBA Rules and Regulations. In the event the Servicer defers the dates for payments due on a Note, the Servicer shall nonetheless make payment of any required Monthly Advances with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

Use of Subservicers

                  The Servicer is permitted under the Agreement to enter into Subservicing Agreements for any servicing and administration of SBA Loans with an entity approved by the SBA, if such consent is then required pursuant to the SBA Rules and Regulations. Notwithstanding any Subservicing Agreement, the Servicer shall not be relieved of its obligations under the Agreement to the Trustee, the SBA or the Certificateholders, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the SBA Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in the Agreement shall be deemed to limit or modify such indemnification.

                  The Servicer is required to deliver to the Trustee and the SBA on or before September 30 of each year commencing in 1999, an Officer's Certificate stating, as to each signer thereof, that (i) the Servicer has fully complied with certain provisions of the Agreement relating to servicing of the SBA Loans and payments on the Certificates, (ii) a review of the activities of the Servicer during such preceding year and of performance under the Agreement has been made under such officer's supervision, (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (iv) the Servicer has not lost its license to originate or sell SBA 7(a) Loans or had its license suspended. The Seller is required to deliver to the Trustee on or before September 30 of each year beginning September 30, 1999 an Officer's Certificate describing the status of compliance with the requirements under the Pooling and Servicing Agreement.

                  On or before September 30 of each year relating to the fiscal year ending June 30th (commencing with the fiscal year ending June 30, 1999), the Servicer is required to cause to be delivered to the Trustee a letter or letters of a firm of nationally recognized independent certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of Servicer

                  The Majority Certificateholders, by notice in writing to the Servicer, may, pursuant to the Agreement, remove the Servicer upon the occurrence of any of the following events:

                            (i) (A) the  failure  by the  Servicer  to make  any
                  required Servicing Advance, to the extent such failure materially or adversely affects the interests of the Certificateholders; (B) the failure by the Servicer to make any required Monthly Advance, to the extent such failure materially and adversely affects the interests of the Certificateholders; (C) the failure by the Servicer to remit any Compensating Interest, to the extent such failure materially and adversely affects the interests of the Certificateholders; or (D) any failure by the Servicer to remit to Certificateholders, or to the Trustee for the benefit of the Certificateholders, any payment required to be made under the terms of the Agreement, which continues unremedied (in the case of the events described in clauses (i)(A), (i)(C) and (i)(D) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder; or

                           (ii) failure by the Servicer or the Seller duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Seller, as set forth in the Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Seller, as the case may be, by the Trustee or to the Servicer, or the Seller, as the case may be, and the Trustee by any Certificateholder; or

                          (iii) a  decree  or  order  of a court  or  agency  or
                  supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                           (iv) the Servicer shall consent to the appointment of
                  a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                            (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

                  The Servicer may not assign the Agreement nor resign from the obligations and duties thereby imposed on it except (i) by mutual consent of the Servicer, the SBA, the Trustee and the Majority Certificateholders, (ii) in connection with a merger, conversion or consolidation permitted pursuant to the Agreement and with the consent of the SBA (in which case the person resulting from the merger, conversion or consolidation shall be the successor of the Servicer) or (iii) upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law or administrative determination and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Agreement.

                  Except as provided above, upon removal or resignation of the Servicer, the Trustee will be the successor servicer (the "Successor Servicer"). If, however, the Trustee is unable to act as Successor Servicer, or if the SBA so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA and DCR having a net worth of not less than $15,000,000 and which is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

Optional Purchase

                  The Servicer has the right, but not the obligation, to purchase the Unguaranteed Interest of any Defaulted SBA Loan for the purchase price and in the manner described under "Description of the Agreement and the Certificates--Representations and Warranties of the Seller." A "Defaulted SBA Loan" is any SBA Loan as to which the related Obligor has failed to make payment in full of three or more consecutive monthly payments. In no event, however, may the aggregate principal balance of the Unguaranteed Interests of Defaulted SBA Loans so purchased pursuant to this provision exceed 5.0% of the sum of (i) the Original Pool Principal Balance and (ii) the initial Pre-Funded Amount.

Termination; Purchase of SBA Loans

                  The Agreement will terminate upon notice to the Trustee of the earlier of either: (a) the final payment or other liquidation of the last SBA Loan, or the disposition of all property acquired upon foreclosure of any SBA Loan and the remittance of all funds due thereunder or (b) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event will the trust established by the Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the Cut-Off Date.

                  The Servicer may, at its option, terminate the Agreement on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Pre-Funding Amount, if any by purchasing, on the next succeeding Remittance Date, all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of (i) 100% of the then Outstanding Class A and Class B Principal Balances, and (ii) 30 days' accrued interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"). Notwithstanding the prior sentence, if at the time the Servicer determines to exercise such option, and the unsecured long term debt obligations of the Servicer are not rated at least BBB by DCR, if such Rating Agency is still rating the Class A Certificates, the Servicer shall give such Rating Agency prior written notice of the Servicer's determination to exercise such option and shall not exercise such option, without the consent of the Rating Agency with an opinion of counsel, in form and substance reasonably satisfactory to the Rating Agency, that the exercise of such option would not be deemed a fraudulent conveyance by the Servicer; provided, however, that under certain circumstances set forth in the Agreement, the Servicer may not take such action prior to providing DCR with an opinion of counsel that such termination would not be deemed a fraudulent conveyance by the Servicer.

Amendment

                  The Agreement may be amended from time to time by the Seller, the Servicer and the Trustee by written agreement, with the prior written consent of the SBA, without the notice to, or consent of, the
Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interests of any Certificateholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party.

                  The Agreement may be amended from time to time by the Seller, the Servicer, the Trustee and the Majority Certificateholders, with the prior written consent of the SBA, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage of Holders of which are required to consent to any such amendment without the consent of the Holders holding 100% of the Certificates affected thereby and, provided further, that no amendment affecting only one Class of Certificates shall require the approval of the Holders of the other Class.

                  It shall not be necessary for the Certificateholders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.


                                   THE TRUSTEE

                  Marine Midland Bank, a trust company located in New York, New York, has been named Trustee pursuant to the Agreement.

                  The Agreement  requires that the Trustee shall at all times be
(i) a national banking association or banking corporation or trust company organized and doing business under the laws of the United States of America or of any State, (ii) authorized under such laws to exercise corporate trust powers, (iii) having a combined guaranteed capital and surplus of at least $30,000,000, (iv) having unsecured and unguaranteed long-term debt obligations rated at least BBB by DCR, or such other rating as is acceptable to the SBA, (v) is subject to supervision or examination by a federal or state authority, (vi) is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, and (vii) is reasonably acceptable to the SBA. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign upon request of the Majority Certificateholders in the manner and with the effect specified in the Agreement.

                  The Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Agreement. Upon receiving notice of resignation, the Servicer shall promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Agreement. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  No resignation or removal of the Trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by a successor trustee.

                  The Majority Certificateholders with the consent of the SBA and DCR, or the SBA, may remove the Trustee under the conditions set forth in the Agreement and appoint a successor trustee in the manner set forth therein.

                  The Servicer shall give notice of each removal of the Trustee to the Certificateholders, which notice shall include the name of the successor trustee and the address of its corporate trust office.

                  Upon acceptance of appointment by a successor trustee in the manner provided in the Agreement, the Servicer shall give notice thereof to the Certificateholders.

                  At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

                  None of the Trustee, its authorized agent(s) or representative(s) will conduct an independent review and assessment on whether an SBA Loan should be foreclosed or the underlying property should be liquidated when a default has occurred with respect thereto.


                 CERTAIN LEGAL MATTERS RELATING TO THE SBA LOANS

General

                  The following discussion contains summaries, which are general in nature, of certain legal matters relating to the SBA Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states.

Nature of the Trust Assets

                  The SBA Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Foreclosure/Repossession

                  Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Before such non-judicial sales takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

                  Foreclosure of a mortgage generally is accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

                  Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

                  Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

                  In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

Rights of Redemption

                  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

                  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon any sale of the real property sold at the foreclosure sale. The purpose of these statutes generally is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. Other statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors.

                  In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

                  Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender a general unsecured creditor for the difference between the value of the property and the outstanding balance of the loan.

                  Federal and local real estate and tax laws provide priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

                  Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

Environmental Considerations

                  Environmental conditions may diminish the value of the Trust Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Trust Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion represents the opinion of Stroock & Stroock & Lavan LLP, special Federal tax counsel ("Federal Tax Counsel"), as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

Tax Status of the Trust Fund

                  Upon the issuance of the Certificates, Federal Tax Counsel, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust Fund and paid directly its share of expenses paid by the Trust Fund.

                  For purposes of federal income tax, the Spread Account Depositor will be deemed to have retained a fixed portion of the interest due on each SBA Loan (the "Spread"). The Spread will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. The Servicer may also be deemed to have retained a "stripped coupon" if and to the extent that the Servicing Fee is determined to be unreasonable. In addition, because the Class B Remittance

Rate exceeds the Class A Remittance Rate, a portion of the interest accrued on each SBA Loan will be treated as a "stripped coupon" purchased by the Class B Certificateholders. Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, the Unguaranteed Interest of each SBA Loan (minus the portion of the interest payable on such SBA Loan that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in the Unguaranteed Interest of each SBA Loan will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of the Unguaranteed Interest of each SBA Loan, plus a disproportionate share of the interest payable on each SBA Loan.

Class A Certificateholders

                  Because Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.

                  In general, under regulations issued under Section 1286 of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of OID on an SBA Loan treated as a "stripped bond" will be de minimis if it is less than 0.25 percent of the stated redemption price at maturity, as defined in Section 1273(a)(2) of the Code, multiplied by the number of complete years remaining after the purchase date until the maturity of the SBA Loan. The maturity date is based on the weighted average maturity date (and a reasonable prepayment assumption may have to be taken into account in determining weighted average maturity). Under the regulations, the portion of the interest on each SBA Loan payable to the Class A Certificateholders will be treated as "qualified stated interest." As a result, the amount of OID on an SBA Loan will equal the amount by which the price at which a Certificateholder is deemed to have acquired an interest in an SBA Loan (the "Purchase Price") is less than the portion of the remaining principal balance of the SBA Loan allocable to the interest acquired. Although Federal Tax Counsel cannot opine on the matter, the Trust Fund intends to take the positions (i) that the amount of OID on the SBA Loans will be determined by aggregating all payments on the SBA Loans allocable to the Class A Certificateholders (not including the Spread), and treating the portion of all payments on the SBA Loans allocable to Class A Certificateholders as a single obligation on an aggregate basis, rather than being determined separately with respect to each SBA Loan, and (ii) that no separate allocation of consideration must be made to accrued interest or to amounts held in the Certificate Account.

                  Based on these positions, the Trust Fund anticipates that the Certificates will not be issued initially with OID (or that any OID present will be de minimis). The Internal Revenue Service ("IRS") could require, instead, that the computation be performed on an SBA-Loan-by-SBA-Loan basis. In the preamble to the regulations under Section 1286 of the Code, the IRS requests comment on appropriate aggregation rules. Any such recalculation could adversely affect the timing and character of a Class A Certificateholder's income. The IRS might also require that a portion of the purchase price for a Certificate be allocated to accrued interest on each SBA Loan and to amounts held in the Certificate Account pending distribution to Certificateholders at the time of purchase as though such accrued interest and collections on the SBA Loans were separate assets purchased by the Certificateholder. Any such allocation would reduce the Purchase Price and thus increase the discount (or decrease the premium) on the SBA Loans.

                  If the amount of OID is de minimis under the rule set forth above, the Class A Certificates would not be treated as having OID. Each Class A

Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust Fund, including interest and certain other charges accrued on the SBA Loans and any gain upon collection or disposition of the SBA Loans (but not including any portion of the Spread). Such gross income attributable to interest on the SBA Loans would exceed the Class A Remittance Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust Fund for the period during which it owns a Class A Certificate. The Class A Certificateholder would be entitled to deduct its share of expenses of the Trust Fund to the extent described below. Any amounts received by a Class A Certificateholder from the Spread Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace. A Class A Certificateholder would report its share of the income of the Trust Fund under its usual method of accounting. Accordingly, interest would be includable in a Certificateholder's gross income when it accrues on the SBA Loans, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders. The actual amount of discount on an SBA Loan would be includable in income as principal payments are received on the SBA Loans.

                  If,  contrary to the treatment  anticipated by the Trust Fund, the OID on an SBA Loan is not de minimis, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the SBA Loans. It is possible that the IRS could require use of a prepayment assumption in computing the yield of an SBA Loan. If an SBA Loan is deemed to be acquired by a Certificateholder at a significant discount, such treatment could accelerate the accrual of income by a Certificateholder.

                  Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in SBA Loans represented by a Class A Certificate.

                  As to SBA Loans that are real estate mortgages, a Certificateholder may be able (or may be required) to account for any discount on such SBA Loans as market discount rather than OID if either (i) the amount of OID with respect to the Certificate was treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 1% (i.e., 100 basis points), including any amount of servicing in excess of reasonable servicing, is stripped off from the SBA Loans. As noted above, the Trust Fund intends to account for the SBA Loans on an aggregate basis and does not intend to report separately for this purpose with respect to the SBA Loans that are real estate mortgages.

                  In the event that an SBA Loan is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such SBA Loan allocable to the Certificateholder), such premium will be amortizable by the Certificateholder as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the SBA Loan if an election under Section 171 of the Code is made with respect to the interests in the SBA Loans represented by the Certificates or was previously in effect. By analogy to recently finalized bond premium regulations, any allowable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. Any such election will also apply to all debt instruments held by the Certificateholder during the year in which the election is made and all debt instruments acquired thereafter.

                  A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust Fund as provided in Section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to
1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

Class B Certificateholders

                  In General. Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders. However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

                  Each Class B Certificateholder will be treated as owning (i) the Class B Percentage of the principal portion of the Unguaranteed Interest on each SBA Loan plus (ii) a disproportionate portion of the interest on each SBA Loan (not including the Spread). Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificateholder's entire share of the interest on an SBA Loan will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

Effect of Subordination

                  If the Certificateholders of one Class of Certificates receive distributions of less than their share of the Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Certificates, it is believed that such Certificateholders would probably be treated for federal income tax purposes as if they had (l) received as distributions their full share of such receipts, (2) paid over to the Certificateholders of the other Class of Certificates an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Spread Account. However, Federal Tax Counsel cannot opine to such treatment.

                  Under this treatment, (1) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the SBA Loans) accrued market discount of the Trust Fund that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (2) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Similarly, a loss would only be allowed to the Class A Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear and Federal Tax Counsel cannot opine as to such character or timing.

Status of the Certificates as Real Property Loans

                  The Certificates generally will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" for purposes of Section 856(c)(4)(A) of the Code, and interest income on the Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the SBA Loans are mortgages secured by real property. The Certificates generally will be treated as "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, to the extent that the SBA Loans are secured by residential real estate mortgages.

Sales of Certificates

                  A holder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. In general, such adjusted basis will equal the holder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate, and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Certificate were held as capital assets, except that, in the case of a Certificate that was acquired with more than a de minimis amount of market discount, such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Certificate and that was not previously included in income. Any such capital gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year.

Foreign Investors

                  A Certificateholder who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership, or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. Recently issued Treasury regulations, which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application on these regulations.

Backup Withholding

                  Payments of interest and principal, as well as payments of proceeds from the sale of Certificates, to Certificateholders who are not "exempt recipients" may be subject to the "backup withholding" tax under Section 3406 of the Code at a rate of 31 percent, if such holders fail to furnish certain information, including their taxpayer identification numbers, to the Trustee, its agent, or the broker effecting a sale of the Certificate, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a Certificateholder would be allowed as a credit against such Certificateholder's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a Certificateholder who is required to supply information but who does not do so in the proper manner.


                              ERISA CONSIDERATIONS

                  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans or other retirement arrangements which are subject to ERISA and on those persons who are fiduciaries with respect to such benefit plans or arrangements. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio.

                  In addition, employee benefit plans or other retirement arrangements subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of the plan, account or other arrangement investing in such entity (including insurance company separate or general accounts or collective investment funds) ("Plans") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, the Servicer, Rothschild Inc., the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation") which provides that, under certain circumstances, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the SBA Loans which constitute the Trust Fund and not merely an interest in the Certificates, transactions occurring in the servicing of the SBA Loans might constitute prohibited transactions unless an administrative exemption applies. Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. In addition, investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In the John Hancock decision, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Investors should analyze whether that decision or federal legislation enacted affecting such accounts (See Section 1460 of the Small Business Job Protection Act of 1996) and any regulations issued thereunder may have an impact with respect to purchases of Certificates.

                  The DOL has issued to Rothschild Inc. an administrative exemption, Prohibited Transaction Exemption 95-59, 60 Fed. Reg. 35930 (July 12,
1995) (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and
Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed and asset-backed pass-through certificates, such as the Class A Certificates, representing a beneficial undivided interest in certain asset pools held in a trust (as defined in paragraph III.B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III.B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of: (1) secured consumer receivables, (2) secured credit instruments, (3) obligations secured by residential or commercial real property, (4) obligations secured by motor vehicles or equipment or qualified motor vehicle leases, (5) guaranteed governmental mortgage pool certificates or (6) an undivided fractional interest in any of the obligations listed in clauses (1) - (5) above.

                  If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by
Section 4975(a) and (b) of the Code by reason of Sections  4975(c)(1)(A) through
(D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Class A Certificates by Plans in the initial issue of Certificates, the holding of Class A Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a
Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Plan sponsored by (1) Rothschild Inc., (2) the Seller, (3) the Servicer, (4) the Trustee, (5) any Obligor with respect to SBA Loans constituting more than 5 percent of the aggregate unamortized principal balance of the SBA Loans as of the date of initial issuance and (6) any affiliate of a person described in (1) to (5) above (the "Restricted Group").

                  If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Class A Certificates between the Seller, Rothschild Inc. and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Class A Certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the SBA Loans or (b) an affiliate of such a person, provided certain conditions are met, (2) the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by Plans, provided certain conditions are met, and (3) the holding of Class A Certificates by Plans.

                  If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund.

                  The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

                  The Exemption sets forth the following six general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.

                  (1) The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                  (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

                  (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc., or Fitch IBCA, Inc. (collectively, the "Rating Agency");

                  (4) The trustee must not be an affiliate of any other member of the Restricted Group (as defined above);

                  (5) The sum of all payments made to and retained by Rothschild Inc. in connection with the distribution of certificates represents not more than reasonable compensation for placing the certificates. The sum of all payments made and retained by the Seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

                  In   addition,   the  trust  fund  must  meet  the   following
requirements:

                           (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

                           (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of the Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

                           (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.


                  On July 21, 1997, the DOL published in the Federal Register a final amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the mortgages or receivables ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

                  (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

                  (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency.

                  (3) The transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

                  (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.


                  (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Seller; or (ii) an independent accountant retained by the Seller must provide the Seller with a letter (with copies provided to the Rating Agency, the Placement Agent and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Confidential Placement Memorandum and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.


                  (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs under the Pooling and Servicing Agreement.

                  (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Permitted Investments").


                  (8) The Confidential Placement Memorandum must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and
(iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal.


                  (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Confidential Placement Memorandum, the terms and conditions for eligibility of the Additional Loans.

                  The Seller expects that the conditions with respect to the Pre-Funding Account will be satisfied and that the general conditions set forth under clauses (2), (3) and (5) above will be satisfied.


                  As the Class B Certificates are subordinate, the Exemption will not be applicable to the sale, purchase or holding of such Class B Certificates. However, if the Class B Certificates are sold in the future in a private placement or underwriting by Rothschild Inc. or any other entity with a prohibited transaction exemption similar to the Exemption, the Class B Certificates may be purchased by an "insurance company general account" within the meaning of Section V(e) of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) but the Class B Certificates may not otherwise be purchased by or on behalf of other Plans.

                  Any Plan fiduciary considering the purchase of a Class A Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and as to whether the conditions of the Exemption are satisfied with respect to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                    PLACEMENT

                  Pursuant to the terms of a Purchase Agreement (the "Purchase Agreement"), among the Seller, the Spread Account Depositor and the Initial Purchaser, the Spread Account Depositor will sell to the Initial Purchaser and the Initial Purchaser will purchase from the Spread Account Depositor the Class A Certificates.

                               NOTICE TO INVESTORS

                  Because of the following restrictions, investors are advised to consult legal counsel prior to making any offer, resale or pledge or other transfer of Class A Certificates.

                  The Class A Certificates are being offered and sold to "Qualified Institutional Buyers" within the meaning of and in reliance on Rule 144A under the Securities Act, and to a limited number of institutional "Accredited Investors" within the meaning of Rule 501(a)(1)-(3) under the Securities Act.

                  Class A Certificates will be delivered to the purchasers thereof in definitive, fully registered and certificated form without coupons in minimum denominations of $100,000 or any integral multiple of $1,000 in excess thereof. See "Description of the Agreement and the Certificates -- Form, Denomination, Exchange, Registration and Title."

                  Each purchaser of the Class A Certificates offered hereby will be deemed to have represented and/or acknowledged and agreed as follows (terms used in this paragraph that are defined in Rule 144A are used herein as defined therein):

                           (1) The purchaser  (A) is a "qualified  institutional
                  buyer" within the meaning of Rule 144A or an institutional "Accredited Investor" (within the meaning of Rule 501(a)(1)-(3) or (7) under the Securities Act), (B) is acquiring the Class A Certificates for its own account or for the account of such a qualified institutional buyer or an institutional Accredited Investor purchasing for investment and not for distribution in violation of the Securities Act, and (C) will deliver a certificate in the form attached to the Agreement prior to receipt of Class A Certificates.

                           (2) The Class A  Certificates  have not been and will
                  not  be  registered   under  the  Securities  Act,  any  state
                  securities or "Blue Sky" law, and may not be reoffered, resold, pledged or otherwise transferred except (A) (i) in certificated form (1) to a person whom the seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A of the Securities Act that purchases for its own account or the account of another qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (2) to an institutional Accredited Investor pursuant to any other exemption from the registration requirements of the Securities Act, in each case subject to (a) the receipt by the Trustee of a letter in the form attached to the Agreement and (b) the receipt by the Trustee of such other evidence acceptable to the Trustee that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws, (ii) pursuant to another exemption available under the Securities Act or (iii) pursuant to a valid registration statement and (B) in accordance with all applicable securities and "Blue Sky" laws of any States of the United States or any other applicable jurisdictions.

                           (3) The  Class A  Certificates  will bear a legend to
                  the  following  effect,   unless  the  Bank  and  the  Trustee
                  determines otherwise in accordance with applicable law:

                           "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) IN CERTIFICATED FORM
(A)  PURSUANT  TO RULE 144A UNDER THE  SECURITIES  ACT  ("RULE  144A") TO A

PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (2) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (3) PURSUANT TO A VALID REGISTRATION STATEMENT. "

                           (4) If it is acquiring any Class A Certificates  as a
                  fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of such account.


                                LEGAL INVESTMENT

                  There may be restrictions on the ability of certain investors, including depository institutions, either to purchase Class A Certificates or to purchase Class A Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for such investors.

                                     RATING

                  It is a condition to their issuance that the Class A Certificates be rated "AAA" by DCR. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate.


                                  LEGAL MATTERS

                  Certain legal matters relating to the validity of the issuance of the Class A Certificates will be passed upon for the Seller by Weil, Gotshal & Manges, LLP and Stroock & Stroock & Lavan LLP. Stroock & Stroock & Lavan LLP also will render opinions relating to the transfer of the Unguaranteed Interests from the Seller to the Trust Fund and as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Class A Certificates. See "Material Federal Income Tax Consequences" herein.


                              FINANCIAL INFORMATION

                  The Seller has determined that its financial statements are not material to the offering made hereby. Except for certain representations and warranties relating to the SBA Loans, the obligations of the Seller with respect to the SBA Loans are primarily limited to contractual servicing obligations.

                  The Trust Fund has been formed to own the SBA Loans and to issue the Certificates. The Trust Fund had no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust Fund are included in this Memorandum.

                            INDEX OF PRINCIPAL TERMS

                                                                           Page

Account......................................................................105
Accredited Investors...........................................................1
Act...........................................................................52
Additional Fee.................................................................9
Additional Fee SBA Loans.......................................................9
Adjusted SBA Loan Remittance Rate.............................................23
Aggregate Class A Certificate Principal Balance..............................105
Aggregate Class B Certificate Principal Balance..............................105
Annual Expense Escrow Amount.................................................105
Assignee......................................................................21
Assignment of Mortgage.......................................................105
Available Funds...............................................................12
BIF..........................................................................105
Business Day.................................................................105
Capitalized Interest Account..................................................12
Certificate Account...........................................................73
Certificate Register.........................................................105
Certificate Registrar........................................................105
Certificateholder or Holder..................................................105
Certified Lender..............................................................52
Class A Carry-Forward Amount..................................................16
Class A Certificates...........................................................8
Class A Interest Distribution Amount..........................................75
Class A Percentage............................................................16
Class A Principal Distribution Amount.........................................15
Class A Remittance Amount.....................................................16
Class A Remittance Rate.......................................................13
Class B Carry-Forward Amount..................................................16
Class B Certificates...........................................................8
Class B Interest Distribution Amount..........................................75
Class B Principal Distribution Amount.........................................15
Class B Remittance Amount.....................................................16
Class B Remittance Rate.......................................................13
CLASS CARRY FORWARD INTEREST AMOUNT..........................................106
Class A Certificate Balance...................................................15
Class B Certificate Balance...................................................15
Class B Percentage............................................................16
Cleanup Costs.................................................................88
Code..........................................................................89
Collateral...................................................................106
Commercial Property..........................................................106
Compensating Interest.........................................................24
CPR...........................................................................55

Curtailment..................................................................106
Cut-Off Date..................................................................10
Designated Depository Institution............................................106
Determination Date...........................................................106
Due Date.....................................................................106
Due Period....................................................................15
Eligible Deposit Account.....................................................106
ERISA.........................................................................25
Event of Default.............................................................106
Excess Payments..............................................................106
Excess Proceeds..............................................................106
Excess Spread.................................................................10
Expense Account..............................................................107
Extra Interest................................................................75
Extra Interest Percentage.....................................................75
FDIC.........................................................................107
Federal Tax Counsel...........................................................25
FHLMC........................................................................107
FNMA.........................................................................107
Foreclosed Property..........................................................107
Foreclosed Property Disposition..............................................107
FTA............................................................................9
FTA's Fee......................................................................9
Funding Period................................................................12
grantor trust.................................................................25
Guaranteed Interest............................................................9
Initial Class A Certificate Principal Amount...................................8
Initial Class B Principal Amount...............................................8
Initial Deposit...............................................................18
Insurance Proceeds...........................................................107
Interest Accrual Period.......................................................11
IRS...........................................................................89
Liquidated SBA Loan..........................................................107
Liquidation Proceeds.........................................................107
Loan Guaranty Agreement......................................................107
Majority Certificateholders..................................................107
Monthly Advance...............................................................23
Monthly Payment..............................................................107
Mortgage.....................................................................107
Mortgaged Property...........................................................108
Multi-Party Agreement.........................................................22
Net Liquidation Proceeds.....................................................108
Note Rates....................................................................38
Notes.........................................................................11
Obligor........................................................................9

OID...........................................................................25
Opinion of Counsel...........................................................108
Original Class A Certificate Principal Balance...............................108
Original Class B Certificate Principal Balance...............................108
Original Pool Principal Balance...............................................11
Paying Agent.................................................................108
Percentage Interest..........................................................108
Permitted Instruments........................................................108
Person.......................................................................109
Pool Principal Balance.......................................................109
Preferred Lender..............................................................52
Pre-Funded Amount.............................................................11
Premium Protection Fee........................................................10
Prime Rate....................................................................13
Principal and Interest Account...............................................109
Principal Balance............................................................109
Principal Prepayment.........................................................109
Prior Lien...................................................................109
Purchase Price................................................................89
Record Date...................................................................17
Registered Holder............................................................109
Reimbursable Amounts.........................................................109
Released Mortgaged Property Proceeds..........................................77
REMIC.........................................................................25
Remittance Date...............................................................17
Residential Property.........................................................110
Responsible Officer..........................................................110
SAIF.........................................................................110
SBA File.....................................................................110
SBA Form 1086................................................................110
SBA Loan Interest Rate.......................................................110
SBA Loan Pool..................................................................9
SBA Loan Schedule............................................................110
SBA Rules and Regulations....................................................110
Section 7(a) Program..........................................................52
Servicer's Certificate.......................................................110
Servicing Advances............................................................24
Servicing Fee.................................................................24
Servicing Officer............................................................111
simple interest...............................................................35
Special Remittance Date.......................................................12
Specified Spread Account Requirement..........................................18
Spread........................................................................88
Spread Account................................................................17
Spread Account Agreement......................................................18

Spread Account Custodian.....................................................111
Spread Account Depositor......................................................17
Spread Balance................................................................18
Subsequent SBA Loans...........................................................2
Subsequent Transfer Date..................................................10, 64
Subservicer..................................................................111
Subservicing Agreement.......................................................111
Successor Servicer............................................................81
Superlien.....................................................................88
Tax Return...................................................................111
Termination Price.............................................................82
Trustee........................................................................8
UCC...........................................................................22
Unguaranteed Percentage.......................................................10
United States person..........................................................92
weighted average life.........................................................54

CERTAIN DEFINITIONS

             Set forth below is a summary of certain of the definitions contained in the Agreement and used in this Memorandum. Reference is made to the Agreement for the full definitions of all terms.

             ACCOUNT: The Certificate Account, the Pre-Funding Account and the Capitalized Interest Account, each established by the Trustee for the benefit of the Certificateholders; the Expense Account established by the Trustee for the benefit of the Trustee and the Spread Account held by the Spread Account Custodian pursuant to the Spread Account Agreement. The Trustee's obligation to establish and maintain the Certificate Account pursuant to the Agreement is not delegable.

             AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Class A Aggregate Certificate Principal Balance less the sum of all amounts previously distributed to the Class A Certificateholders in respect of principal.

             AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Aggregate Class B Certificate Principal Balance less the sum of all amounts previously distributed to the Class B Certificateholders in respect of principal.

             ANNUAL EXPENSE ESCROW AMOUNT: The product of .05% per annum and the Pool Principal Balance, which is computed and payable on a monthly basis and represents the estimated annual Trustee's fees and Trust Fund expenses.

             ASSIGNMENT OF MORTGAGE: With respect to those SBA Loans secured by a Mortgaged Property, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the related SBA Loan to the Trustee.

             BIF:  The Bank Insurance Fund, or any successor thereto.

             BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of New York or Delaware are authorized or obligated by law or executive order to be closed.

             CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Class A or Class B Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to the Agreement, any Certificate registered in the name of the Seller, the Servicer, any Subservicer or any affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained.

             CERTIFICATE REGISTER: The Certificate Register established and maintained in accordance with the Agreement.

             CERTIFICATE REGISTRAR: Initially, Marine Midland Bank and thereafter, any successor appointed pursuant to the Agreement.

             CLASS B CARRY FORWARD INTEREST AMOUNT: For the Class B Certificates on any Remittance Date, an amount equal to the product of (i) the Class Interest Distribution Amount for the Class B Certificates for such Remittance Date times
(ii) a fraction, the numerator of which is the Class B Carry Forward Amount and the denominator of which is the Aggregate Class B Certificate Principal Balance.

             COLLATERAL: All items of property (including a Mortgaged Property), whether real or personal, tangible or intangible, or otherwise, pledged by an Obligor or others to the Seller to secure payment under an SBA Loan.

             COMMERCIAL PROPERTY: Real property (other than agricultural property or Residential Property) that generally is used by the Obligor in the conduct of its business.

             CURTAILMENT: With respect to an SBA Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the SBA Loan in full, nor is intended to cure a delinquency.

             DESIGNATED DEPOSITORY INSTITUTION: With respect to the Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated A or better by DCR, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for the Principal and Interest Account.

             DETERMINATION DATE: That day of each month which is the third Business Day prior to the 15th day of such month.

             DUE DATE: The day of the month on which the Monthly Payment is due from the Obligor on an SBA Loan.

             ELIGIBLE DEPOSIT ACCOUNT: Either (a) a segregated account with a Designated Depository Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account.

             EVENT OF DEFAULT: The Events of Default of the Servicer specified in the Agreement.

             EXCESS PAYMENTS: With respect to a Due Period, any amounts received on an SBA Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of the Agreement.

             EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated SBA Loan, the excess, if any, of (a) the Unguaranteed Percentage of the total Net Liquidation Proceeds, over (b) the Principal Balance of such SBA

Loan as of the date such SBA Loan became a Liquidated SBA Loan plus 30 days interest thereon at the then applicable Adjusted SBA Loan Remittance Rate; provided, however, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer at the related SBA Loan Interest Rate(s) exceeds interest accrued on such advance at the then applicable weighted average Class A and Class B Remittance Rates.

             EXPENSE ACCOUNT: The expense account established and maintained by the Trustee in accordance with the Agreement.

             FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

             FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

             FNMA: The Federal National Mortgage Association and any successor thereto.

             FORECLOSED PROPERTY: Property, the title to which is acquired in foreclosure or by deed in lieu of foreclosure.

             FORECLOSED PROPERTY DISPOSITION: The final sale of a Foreclosed Property acquired in foreclosure or by deed in lieu of foreclosure. The proceeds of any Foreclosed Property Disposition constitute part of the definition of Liquidation Proceeds.

             INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering an SBA Loan, Collateral or Foreclosed Property, including but not limited to title, hazard, life, health and/or accident insurance policies.

             LIQUIDATED SBA LOAN: Any defaulted SBA Loan or Foreclosed Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such SBA Loan.

             LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any Foreclosed Property Disposition, revenues received with respect to the conservation and disposition of a Foreclosed Property, and any other amounts received in connection with the liquidation of defaulted SBA Loans, whether through trustee's sale, foreclosure sale or otherwise.

             LOAN GUARANTY AGREEMENT: The Loan Guaranty Agreement (Deferred Participation) (SBA Form 750) dated March 27, 1997 between the SBA and Business Loan Center, Inc., as such agreement may be amended from time to time.

             MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A and Class B Certificates evidencing an Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be, in excess of 50% of the Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be.

             MONTHLY PAYMENT: The monthly payment of principal and/or interest required to be made by an Obligor on the related SBA Loan, as adjusted pursuant to the terms of the related SBA Note.

             MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on a Mortgaged Property.

             MORTGAGED PROPERTY: The underlying real property, if any, securing an SBA Loan, consisting of a Commercial Property or Residential Property and any improvements thereon.

             NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to the Agreement and (ii) amounts required to be released to the related Obligor pursuant to applicable law.

             OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Seller or the Servicer, reasonably acceptable to the Trustee and experienced in matters relating thereto.

             ORIGINAL CLASS A CERTIFICATE PRINCIPAL BALANCE: The initial aggregate principal amount of Class A Certificates issued on the Closing Date.

             ORIGINAL CLASS B CERTIFICATE PRINCIPAL BALANCE: The initial aggregate principal amount of Class B Certificates on the Closing Date.

             PAYING AGENT: Initially, Marine Midland Bank, and thereafter, any other Person that meets the eligibility standards for the Paying Agent specified in the Agreement and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

             PERCENTAGE INTEREST: With respect to a Class A or Class B Certificate, the portion of the Trust Fund evidenced by such Class A or Class B Certificate, expressed as a percentage, the numerator of which is the denomination represented by such Class A or Class B Certificate and the denominator of which is the Original Class A Certificate Principal Balance or Original Class B Certificate Principal Balance, as the case may be.

             PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

                  (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                  (ii) federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated Duff 1+ or better by DCR;

                  (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated A or better by DCR;

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                  (iv)  commercial paper (having original maturities of not more than 365 days) rated Duff 1+ or better by DCR;

                  (v) debt obligations rated AAA by DCR (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

                  (vi) investments in money market funds rated Duff 1+ or better by DCR the assets of which are invested solely in instruments described in clauses (i)-(v) above;

                  (vii) certain guaranteed investment contracts and repurchase agreements satisfying the criteria set forth in the Agreement; and

                  (viii) any other investment acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Trustee prior to any such investment.

         PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

         POOL PRINCIPAL BALANCE: The aggregate Principal Balances as of any date of determination.

         PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to the Agreement.

         PRINCIPAL BALANCE: With respect to any SBA Loan or related Foreclosed Property, at any date of determination, (i) the Unguaranteed Percentage of the principal balance of the SBA Loan outstanding as of the Cut-Off Date, after application of principal payments received on or before such date, minus (ii) the sum of (a) the Unguaranteed Percentage of the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to the Agreement on any previous Remittance Date, and (b) the Unguaranteed Percentage of all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from a Foreclosed Property to the extent applied by the Servicer as recoveries of principal in accordance with the provisions of the Agreement, which were distributed pursuant to the Agreement on any previous Remittance Date. The Principal Balance of any Liquidated SBA Loan or any SBA Loan that has been paid off will equal $0.

         PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on an SBA Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy an SBA Loan in full.

         PRIOR LIEN: With respect to any SBA Loan secured by a lien which is not a first priority lien, each loan relating to the corresponding Collateral having a prior priority lien.

         REGISTERED HOLDER: With respect to any SBA Loan, the Person identified as such in the applicable SBA Form 1086, and any permitted assignees thereof.

         REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or the Seller with respect to (i) the Monthly


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Advances and Servicing Advances reimbursable pursuant to the Agreement, (ii) any advances reimbursable pursuant to the Agreement and not previously reimbursed, and (iii) any other amounts reimbursable to the Servicer or the Seller pursuant to the Agreement.

         RESIDENTIAL PROPERTY: Any one or more of the following, (i) single family dwelling unit not attached in any way to another unit, (ii) row house,
(iii) two-family house, (iv) low-rise condominium, (v) planned unit development,
(vi) three- or four-family house, (vii) high-rise condominium, (viii) mixed use building or (ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

         RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division, including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or the Servicer, the President, any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

         SAIF: The Savings Association Insurance Fund, or any successor thereto.

         SBA FILE: The SBA File maintained with respect to each SBA Loan in accordance with the Agreement.

         SBA FORM 1086: With respect to SBA ss. 7(a) Loans for which the related Guaranteed Interest was sold in the secondary market on or after January 1, 1985, the Secondary Participation Guaranty Agreement on SBA Form 1086, pursuant to which investors purchased the SBA Guaranteed Portion.

         SBA LOAN INTEREST RATE: With respect to any date of determination, the then applicable annual rate of interest borne by an SBA Loan, pursuant to its terms, which, as of the Cut-Off Date, is shown on the SBA Loan Schedule.

         SBA LOAN SCHEDULE: The schedule of SBA Loans attached as an exhibit to the Agreement, such schedule identifying each SBA Loan by address of the related premises, and the name of the Obligor and setting forth as to each SBA Loan the following information: (i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the Account Number, (iii) the original principal amount of the SBA Loan, (iv) the SBA Loan Date and original number of months to maturity, (v) the SBA Loan Interest Rate as of the Cut-Off Date and the guaranteed rate payable to the Registered Holder and the FTA, (vi) when the first Monthly Payment was due, (vii) the Monthly Payment as of the Cut-Off Date,
(viii) the remaining number of months to maturity as of the Cut-Off Date, (ix) the Unguaranteed Percentage, (x) the SBA loan number, (xi) the margin which is added to the Prime Rate to determine the SBA Loan Interest Rate or, in the case of fixed rate SBA Loans, the applicable Note Rate, and (xii) the lifetime minimum and maximum SBA Loan Interest Rates, if applicable.

         SBA RULES AND REGULATIONS: The Small Business Act of 1953, as amended, codified at 15 U.S.C. 631 et seq., all rules and regulations promulgated from time to time thereunder, the Loan Guaranty Agreement and SBA Standard Operating Procedures and official notices as from time to time in effect.

         SERVICER'S CERTIFICATE: The monthly certificate of the Servicer, delivered to the Trustee in accordance with the Agreement.

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         SERVICING  OFFICER:  Any  officer  of  the  Servicer  involved  in,  or responsible for, the administration and servicing of the SBA Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

         SPREAD ACCOUNT CUSTODIAN: Marine Midland Bank, in its capacity as Spread Account Custodian under the Spread Account Agreement, or any successor thereto.

         SUBSEQUENT TRANSFER AGREEMENT: Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Trustee and the Seller, by which Subsequent SBA Loans are sold and assigned to the Trust Fund.

         SUBSEQUENT TRANSFER DATE: The date specified as such in each Subsequent Transfer Agreement.

         SUBSERVICER: Any person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in the Agreement in respect of the qualification of a Subservicer.

         SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain SBA Loans as provided in the Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the SBA.

         TAX RETURN: The federal income tax return to be filed on behalf of the Trust Fund together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.







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